                                                                   EXHIBIT 10.24


                                 CONFIDENTIAL
                                 ------------

    [* * *]: CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS EXHIBIT

                            COLLABORATION AGREEMENT

                                     among

                             GENZYME CORPORATION,

                         BIOMARIN PHARMACEUTICAL, INC.

                                      and

                             BIOMARIN/GENZYME LLC

                         Dated as of September 4, 1998

                               TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----
ARTICLE I - DEFINITIONS............................................................................    1

ARTICLE II - SCOPE AND STRUCTURE OF THE COLLABORATION..............................................    7
     2.1  General..................................................................................    7
     2.2  Exclusive Relationship...................................................................    8

ARTICLE III - GRANTS AND RESERVATIONS OF RIGHTS....................................................    9

     3.1  Licenses of Rights to BioMarin/Genzyme LLC...............................................    9
     3.2  Sublicenses of Rights from BioMarin/Genzyme LLC to BioMarin and Genzyme..................   10
     3.3  Reservation of Rights....................................................................   11
     3.4  Assignment of Orphan Drug Designation....................................................   11

ARTICLE IV - PROGRAM FUNDING; LLC INTEREST.........................................................   11

     4.1  Program Funding Commitments..............................................................   11
     4.2  Program Funding Capital Contributions....................................................   11
     4.3  Distributions............................................................................   12
     4.4  Sale and Purchase of LLC Interest........................................................   13
     4.5  Books of Account; Audit..................................................................   13
     4.6  Enforceability of Sections 4.............................................................   13

ARTICLE V - THE DEVELOPMENT PROGRAM................................................................   14

     5.1  Conduct of the Development Program.......................................................   14
     5.2  Development Information..................................................................   16
     5.3  Regulatory Approval Filings..............................................................   16
     5.4  Clinical Data............................................................................
     5.5  Facilities Visit.........................................................................   17

ARTICLE VI - SALES, MARKETING AND ADMINISTRATIVE SERVICES..........................................   17

     6.1  Commercialization Plans..................................................................   17
     6.2  Exclusive Engagement; Diligence..........................................................   18
     6.3  Orders...................................................................................   18
     6.4  Marketing and Distribution Expenses......................................................   19
     6.5  Responsibilities of Genzyme..............................................................   19
     6.6  Responsibilities of BioMarin/Genzyme LLC and BioMarin....................................   20
     6.7  General and Administrative Services......................................................   20

ARTICLE VII - MANUFACTURE AND SUPPLY...............................................................   21

     7.1  Process Development......................................................................   21
     7.2  Manufacture and Supply of Collaboration Product..........................................   21
     7.3  Certificates of Analysis.................................................................   22
     7.4  Certificates of Manufacturing Compliance.................................................   22

                               TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                                    ----
     7.5   Access to Facilities....................................................................   23

ARTICLE VIII - MANAGEMENT..........................................................................   23

     8.1   Program Management Team.................................................................   23
     8.2   Steering Committee......................................................................   24
     8.3   General Disagreements...................................................................   25

ARTICLE IX - INTELLECTUAL PROPERTY RIGHTS..........................................................   26

     9.1   Ownership...............................................................................   26
     9.2   Filing, Prosecution and Maintenance of Patent Rights....................................   27
     9.3   Cooperation.............................................................................   28
     9.4   Notification of Patent Term Restoration.................................................   28
     9.5   No Other Technology Rights..............................................................   28
     9.6   Defense of Third Party Infringement Claims..............................................   28
     9.7   Enforcement.............................................................................   29
     9.8   Third Party Rights......................................................................   29
     9.9   Third Party Agreements--Reports.........................................................   30

ARTICLE X - CONFIDENTIALITY........................................................................   30

     10.1  Nondisclosure Obligations...............................................................   30
     10.2  Terms of this Agreement; Press Releases.................................................   31
     10.3  Publications............................................................................   31

ARTICLE XI - REPRESENTATIONS AND WARRANTIES........................................................   32

     11.1  Authorization...........................................................................   32
     11.2  Intellectual Property Rights............................................................   32
     11.3  Warranties..............................................................................   32
     11.4  Disclaimer of Representations and Warranties............................................   33
     11.5  Limitation of Liability.................................................................   33

ARTICLE XII - INDEMNITY............................................................................   33

     12.1  BioMarin/Genzyme LLC Indemnity Obligations..............................................   33
     12.2  Insurance...............................................................................   34

ARTICLE XIII - TERM AND TERMINATION................................................................   34

     13.1  Term....................................................................................   34
     13.2  Termination.............................................................................   34
     13.3  Effects of Termination..................................................................   35
     13.4  Inventory...............................................................................
     13.5  Survival of Rights and Duties...........................................................   42

ARTICLE XIV - MISCELLANEOUS........................................................................   43

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                    PAGE
                                                                                                    ----
     14.1   Cooperation............................................................................   43
     14.2   Exchange Controls......................................................................   43
     14.3   Withholding Taxes......................................................................   43
     14.4   Interest on Late Payments..............................................................   43
     14.5   Force Majeure..........................................................................   44
     14.6   Assignment.............................................................................   44
     14.7   Severability...........................................................................   44
     14.8   Notices................................................................................   44
     14.9   Applicable Law.........................................................................   46
     14.10  Arbitrate..............................................................................   46
     14.11  Injunctive Relief......................................................................   47
     14.12  Entire Agreement.......................................................................   47
     14.13  Headings...............................................................................   48
     14.14  Independent Contractors................................................................   48
     14.15  Waiver.................................................................................   48
     14.16  Counterparts...........................................................................   48

                            COLLABORATION AGREEMENT


     THIS COLLABORATION AGREEMENT dated as of September 4, 1998 (the "Agreement") is made among Genzyme Corporation, a Massachusetts corporation having its principal place of business at One Kendall Square, Cambridge, Massachusetts 02139 ("Genzyme"), BioMarin Pharmaceutical, Inc., a Delaware
                      -------
corporation having its principal place of business at 11 Pimentel Court, Novato, California 94949 ("BioMarin") and BioMarin/Genzyme LLC, a Delaware limited
                   --------
liability company having its principal place of business at One Kendall Square, Cambridge, Massachusetts 02139 ("Genzyme/BioMarin LLC"). Genzyme, BioMarin and
                                 --------------------
BioMarin/Genzyme LLC are sometimes referred to herein individually as a "Party"
                                                                         -----
and collectively as the "Parties".
                         -------

                                   RECITALS

     A.   BioMarin is developing recombinant human alpha-L-iduronidase ("Alpha-
                                                                         -----
L- iduronidase").  Decreased levels of the Alpha-L-iduronidase enzyme result in
--------------
individuals having mucopolysaccharidosis I ("MPS I").  BioMarin is currently
                                             -----
developing Alpha-L-iduronidase for the treatment of MPS I and other Alpha-L-iduronidase deficiencies.

     B. Genzyme has expertise in developing, manufacturing and marketing biopharmaceutical products.

     C. BioMarin/Genzyme LLC has been organized by BioMarin and Genzyme as the vehicle for a joint venture between BioMarin and Genzyme to develop and commercialize the Collaboration Products (as defined herein) throughout the Territory (as defined herein).

     NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the Parties mutually agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below. Certain other capitalized terms are defined elsewhere in this Agreement.

     1.1  "Affiliate" shall mean any corporation or other entity which
           ---------
controls, is controlled by, or is under common control with a Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

     1.2  "BioMarin Companies" shall mean BioMarin and BioMarin Genetics, Inc.,
           ------------------
a Delaware corporation and a wholly-owned subsidiary of BioMarin ("BioMarin Genetics").

     1.3  "BioMarin/Genzyme Patent Rights" shall mean the Patent Rights that
           ------------------------------
claim Joint Inventions (as such term is defined in Section 9.1.1 hereof) that are discovered, made or conceived during and in connection with the Program jointly by employees or consultants of Genzyme and BioMarin to the extent that such Patent Rights relate to or are useful for the research, development, manufacture or commercialization of Collaboration Products for use in the Field.

     1.4  "BioMarin/Genzyme Technology" shall mean all Technology discovered,
           ---------------------------
made or conceived during and in connection with the Program jointly by employees or consultants of Genzyme and BioMarin relating to or useful for the research, development, manufacture or commercialization of Collaboration Products for use in the Field.

     1.5  "BioMarin Patent Rights" shall mean all Patent Rights Controlled by
           ----------------------
BioMarin during the term of this Agreement to the extent that such Patent Rights relate to or are useful for the research, development, manufacture or commercialization of Collaboration Products for use in the Field, including the BioMarin Patent Rights listed in Schedule 1.5 hereto.
                                 ------------

     1.6  "BioMarin Technology" shall mean all Technology Controlled by BioMarin
           -------------------
during the term of this Agreement to the extent that such Technology relates to or is useful for the research, development, manufacture or commercialization of Collaboration Products for use in the Field.

     1.7  "BLA" shall mean a Biologics License Application or similar
           ---
application filed with the FDA after completion of human clinical trials to obtain marketing approval for a Collaboration Product.

     1.8  "Collaboration Product" shall mean any pharmaceutical compositions of
           ---------------------
Alpha-L-iduronidase, including without limitation any and all improvements, derivatives, analogs, combination products, delivery systems and dosage forms related thereto.

     1.9  "Commercialization Costs" with respect to a Collaboration Product
           -----------------------
shall mean the variable costs and fixed costs incurred by BioMarin/Genzyme LLC with respect to work performed by the Parties and their Affiliates and subcontractors in connection with the performance of and in accordance with the Commercialization Plan for such Collaboration Product, including without limitation, sales and marketing costs related to performing market research, post-marketing studies, advertising, producing promotional literature, sponsoring seminars and symposia, sales training meetings and seminars, originating sales, providing reimbursement and other patient support services and such other expenses described in Section 6.4 hereof. For purposes of this
Section 1.9, "variable costs" shall be deemed to be the cost of labor, raw
              --------------
materials, supplies and other resources directly consumed in the conduct of the Commercialization Plan and manufacture of Collaboration Product for use in commercialization activities, as well as amounts paid to Third Parties under a Third Party Agreement as a result of performance of the Commercialization Plan, to the extent not included in Development Costs or Fully Absorbed Cost of Goods. For purposes of this Section 1.9, "fixed costs" shall be deemed to be the cost
                                   -----------
of facilities, utilities, insurance, equipment depreciation and other fixed costs directly related to the conduct of and in accordance with the Commercialization

Plan and the manufacture of Collaboration Product for use in commercialization activities, allocated based upon the proportion of such costs directly attributable to support or performance of the Commercialization Plan and the manufacture of Collaboration Product for use in commercialization activities or by such other method of cost allocation as may be approved by the Steering Committee. All cost determinations made hereunder shall be made in accordance with GAAP.

     1.10 "Commercialization Plan" shall mean, with respect to a particular
           ----------------------
Collaboration Product, the comprehensive plan and budget for the commercialization of such Collaboration Product, as more specifically described in Section 6.1.1 hereof.

     1.11 "Control" shall mean possession of the ability to grant a license or
           -------
sublicense as provided for herein without violating the terms of an agreement with a Third Party.

     1.12 "Date of Execution" shall mean the last date on which the Parties
           -----------------
executed this Agreement, as shown on the signature pages hereto.

     1.13 "Development Costs" with respect to a Collaboration Product shall
           -----------------
mean the variable costs and fixed costs incurred by BioMarin/Genzyme LLC with respect to work performed by the Parties and their Affiliates and subcontractors in connection with the conduct of and in accordance with the Development Plan for such Collaboration Product, including without limitation (a) direct, out-of-pocket external costs, including clinical grants, clinical laboratory fees, positive controls and the cost of studies conducted and services provided by contract research organizations and individuals, consultants, toxicology contractors, and manufacturers necessary or useful for the purpose of obtaining Regulatory Approvals for such Collaboration Product, (b) amounts paid to Genzyme and BioMarin by BioMarin/Genzyme LLC with respect to research and development and pre-commercialization sales and marketing efforts as set forth in the Development Plan for such Collaboration Product, including without limitation the efforts of Genzyme and BioMarin to develop and document process methods and procedures for the manufacture of such Collaboration Product and the Fully Absorbed Cost of Goods for batches of such Collaboration Product manufactured and supplied for use in preclinical and clinical trials and pre-commercialization activities, (c) costs related to data management, statistical designs and studies, document preparation and other expenses associated with the clinical testing program for such Collaboration Product, (d) costs for preparing, submitting, reviewing or developing data or information for the purpose of submission of applications to obtain Regulatory Approvals for such Collaboration Product, (e) license fees and other amounts paid to a Third Party pursuant to a Third Party Agreement as a result of performance of the Development Plan (excluding any fees payable pursuant to Section 15(g)(iii), but including amounts payable pursuant to Section 15(g)(i), in each case of that certain General Terms and Conditions Agreement dated April 1, 1997 between BioMarin and Harbor-UCLA Research and Education Institute ("REI"), as amended
                                                            ---
pursuant to that certain letter agreement dated August 24, 1998 between BioMarin and REI) and (f) costs relating to the prosecution and maintenance of Patent Rights which claim, or disclose subject matter relevant to, the manufacture or use of such Collaboration Product. For purposes of this Section 1.13, "variable
                                                                        --------
costs" shall be deemed to be the cost of labor, raw materials, supplies and
-----
other resources directly consumed in the conduct of and in accordance with the Development Program and the manufacture of the Collaboration Product for use in preclinical and clinical trials and pre-commercialization activities. For purposes of this Section 1.13, "fixed costs" shall be deemed to be the cost of
                                -----------
facilities, utilities, insurance, facility and equipment depreciation and other fixed costs directly related to the conduct of the Development Program and the manufacture of the Collaboration Product for use in preclinical and clinical trials and pre-commercialization activities, allocated based upon the proportion of such costs directly attributable to the support or performance of the Development Program and the manufacture of the Collaboration Product for use in preclinical and clinical trials and pre-commercialization activities or by such other method of cost allocation as may be approved by the Steering Committee. All cost determinations made hereunder shall be made in accordance with GAAP.

     1.14 "Development Plan" shall mean, with respect to a particular
           ----------------
Collaboration Product, the comprehensive plan and budget for the development of such Collaboration Product under the Development Program, as more specifically described in Section 5.1.2 hereof.

     1.15 "Development Program" shall mean, with respect to a particular
           -------------------
Collaboration Product, the preclinical and clinical development of such Collaboration Product including the preparation and filing of all applications for Regulatory Approvals for such Collaboration Product. Subject to Section
7.2.3 below, the Development Program will include establishment and validation of facilities for the preclinical, clinical and commercial manufacture and/or preparation of Collaboration Products.

     1.16 "Effective Date" shall mean September 4, 1998.
           --------------

     1.17 "Field" shall mean any and all therapeutic applications of Alpha-L-
           -----
iduronidase for MPS I and other Alpha-L-iduronidase deficiencies. Notwithstanding the foregoing, the Field shall not include Gene Therapy for MPS I or other Alpha-L-iduronidase deficiencies. For purposes of this Agreement, "Gene Therapy" shall mean treatment or prevention of MPS I or other Alpha-L-
 ------------
iduronidase deficiencies by means of ex vivo or in vivo introduction (via viral or nonviral gene transfer systems) of nucleotide sequences (including without limitation, DNA, RNA and complementary and reverse complementary nucleotide sequences thereto, whether coding or noncoding).

     1.18 "FDA" shall mean the United States Food and Drug Administration, any
           ---
successor agency, or the regulatory authority of any country other than the United States with responsibilities comparable to those of the United States Food and Drug Administration.

     1.19 "Fully Absorbed Cost of Goods" with respect to units of Collaboration
           ----------------------------
Product shall mean (a) the variable costs and fixed costs incurred by a Party associated with the manufacture (inclusive of finishing processes including filling, packaging, labeling and/or other preparation) quality assurance, quality control and other testing, storage and shipping of batches of such units of Collaboration Product or (b) if such units or portions of Collaboration Product are not manufactured by the Parties, the amounts paid to the vendor plus costs associated with acquisition from such vendor. For purposes of this
Section 1.19, "variable costs" shall be deemed to be the cost of labor, raw
               --------------
materials, supplies and other resources directly consumed in the manufacture, quality assurance, quality control and other testing, storage and shipping of batches of such Collaboration Product. For purposes of this Section 1.19, "fixed costs" shall be deemed to be the cost of facilities, utilities,
 -----------
insurance, facility and equipment depreciation and other fixed costs directly related to the manufacture, quality assurance, quality control and other testing, storage and shipping of batches of such Collaboration Product, as well as amounts paid to Third Parties under a Third Party Agreement as a result of the manufacture, use or sale of such units of Collaboration Products. Fixed costs shall be allocated to such units of Collaboration Product based upon the proportion of such costs directly attributable to support of the manufacturing, quality assurance, quality control and other testing, storage and shipping processes for such Collaboration Product. If a facility is used to manufacture Collaboration Products and has the capacity to manufacture products for other programs of either Genzyme or BioMarin, fixed costs shall be allocated in proportion to the actual use of such facility for the manufacture of Collaboration Products and the capacity to manufacture products for such other programs. For the avoidance of doubt, no idle capacity of a manufacturing facility shall be included in Fully Absorbed Cost of Goods unless such facility is appropriately sized and dedicated solely to the manufacture of Collaboration Products. Fully Absorbed Cost of Goods shall exclude all costs otherwise reimbursed pursuant to this Agreement. In the event that either BioMarin or Genzyme subcontracts with the other Party to perform any work on its behalf in connection with the manufacturing responsibilities assigned to BioMarin or Genzyme, respectively, pursuant to Section 7.2.1 hereof, BioMarin and Genzyme (i) shall each directly charge BioMarin/Genzyme LLC their respective Fully Absorbed Cost of Goods and (ii) shall not include any part of the other Party's Fully Absorbed Cost of Goods in the amount so charged to BioMarin/Genzyme LLC. Except as otherwise provided in this Agreement, all cost determinations made hereunder shall be made in accordance with GAAP.

     1.20 "GAAP" shall mean the then-current United States generally accepted
           ----
accounting principles, consistently applied, except when different accounting principles are required under the terms of the Operating Agreement, in which case the accounting principles mandated under the Operating Agreement shall control.

     1.21 "Genzyme Patent Rights" shall mean all Patent Rights Controlled by
           ---------------------
Genzyme during the term of this Agreement to the extent that such Patent Rights relate to or are useful for the research, development, manufacture or commercialization of Collaboration Products for use in the Field, including the Genzyme Patent Rights listed in Schedule 1.21 hereto.
                                -------------

     1.22 "Genzyme Technology" shall mean all Technology Controlled by Genzyme
           ------------------
during the term of this Agreement to the extent such Technology relates to or is useful for the research, development manufacture or commercialization of Collaboration Products for use in the Field.

     1.23 "Major Market Country" shall mean the United States, the United
           --------------------
Kingdom, France, Germany, Italy, Japan and Spain.

     1.24 "Manufacturing Party" shall have the meaning set forth in Section
           -------------------
7.2.1.

     1.25 "Manufacturing Know-How" shall mean all information, techniques,
           ----------------------
inventions, discoveries, improvements, practices, methods, knowledge, skill, experience and other technology, whether or not patentable or copyrightable, and any copyrights based thereon, relating to or necessary or useful for the production, purification, packaging, storage and transportation of Collaboration Products, including without limitation specifications, acceptance criteria, manufacturing batch records, standard operating procedures, engineering plans, installation, operation and process qualification protocols for equipment, validation records, master files submitted to the FDA, process validation reports, environmental monitoring processes, test data including pharmacological, toxicological and clinical test data, cost data and employee training materials.

     1.26 "Member" shall have the meaning set forth in the Operating Agreement.
           ------

     1.27 "Net Profit" of BioMarin/Genzyme LLC for any period shall be equal
           ----------
to (a) the sum during such period of all revenues recognized and recorded by BioMarin/Genzyme LLC during such period, including without limitation (i) revenues from sales of all Collaboration Products sold directly by BioMarin/Genzyme LLC and (ii) all revenues received by BioMarin/Genzyme LLC from Third Parties as consideration for sublicensing the manufacture, use, distribution or sale of Collaboration Products, less (b) all expenses incurred
                                                ----
by BioMarin/Genzyme LLC during such period, including without limitation expenses incurred in respect of Development Costs and Commercialization Costs and facility and equipment depreciation costs not otherwise accounted for. All determinations made hereunder shall be made in accordance with GAAP.

     1.28 "Operating Agreement" shall mean the Operating Agreement of
           -------------------
BioMarin/Genzyme LLC dated of even date herewith by and between BioMarin and Genzyme.

     1.29 "Patent Rights" shall mean any patents, patent applications,
           -------------
certificates of invention, or applications for certificates of invention, together with any extensions, registrations, confirmations, reissues, divisions, continuations or continuations-in-part, reexaminations or renewals thereof, that may be sought throughout the world.

     1.30 "Percentage Interest" shall have the meaning set forth in the
           -------------------
Operating Agreement.

     1.31 "Program" shall mean the collaboration among BioMarin/Genzyme LLC,
           -------
BioMarin and Genzyme described in this Agreement.

     1.32 "Program Costs" shall mean all Program-related costs, including
           -------------
without limitation Development Costs and Commercialization Costs, in each case as such costs are incurred or accrued by BioMarin/Genzyme LLC on or after the Effective Date. Notwithstanding anything herein to the contrary, it is understood that the Parties shall apply mutually agreed upon cost allocation methods in determining Program Costs hereunder.

     1.33 "Program Management Team" shall mean the joint team composed of
           -----------------------
representatives of Genzyme and BioMarin described in Section 8.1.1 hereof.

     1.34 "Purchase Agreement" shall mean the Purchase Agreement dated of even
           ------------------
date herewith by and between BioMarin and Genzyme.

     1.35 "Regulatory Approvals" shall mean all approvals from regulatory
           --------------------
authorities in any country in the Territory required lawfully to manufacture and market Collaboration Products in any such country, including without limitation approval of any BLA, any establishment license application filed with the FDA to obtain approval of the facilities and equipment to be used to manufacture a Collaboration Product, and any product pricing approvals where applicable.

     1.36 "Regulatory Scheme" shall mean the United States Public Health Service
           -----------------
Act and the regulations, interpretations and guidelines promulgated thereunder by the FDA or the regulatory scheme applicable to the Collaboration Products in any country other than the United States, as such statutes, regulations, interpretations and guidelines or regulatory schemes may be amended from time to time.

     1.37 "Specifications" with respect to a particular Collaboration Product
           --------------
shall mean the written specifications for such Collaboration Product determined by the Program Management Team and approved by the Steering Committee; provided that such specifications shall at all times comply with the relevant Regulatory Scheme in the country of sale and in the country of use. The Specifications may be amended from time to time by the Program Management Team provided that such amendments are approved by the Steering Committee or the written agreement of the Parties, as the case may be. Copies of the then-current Specifications shall be maintained by both BioMarin and Genzyme and shall become a part of this Agreement as if incorporated herein.

     1.38 "Steering Committee" shall mean the governing body of BioMarin/Genzyme
           ------------------
LLC composed of representatives of BioMarin and Genzyme appointed as described in Section 8.2.1 hereof.

     1.39 "Technology" shall mean inventions, trade secrets, copyrights, know-
           ----------
how, data and other intellectual property of any kind (including without limitation any proprietary biological or other materials, compounds or reagents, but not including Patent Rights).

     1.40 "Territory" shall mean the world.
           ---------

     1.41 "Third Party" shall mean any entity other than BioMarin/Genzyme LLC,
           -----------
BioMarin or Genzyme and their respective Affiliates.

     1.42 "Third Party Agreements" shall mean collectively those agreements
           ---------------------
between BioMarin and a Third Party existing as of the Date of Execution as listed on Schedule 1.42 hereto, pursuant to which BioMarin obtained rights
          -------------
applicable to the development, manufacture, sale or use of Collaboration Products hereunder. If after the Date of Execution any of BioMarin, Genzyme and/or BioMarin/Genzyme LLC enter into an agreement to license or acquire rights from a Third Party with respect to subject matter to be utilized in connection with Collaboration Products in accordance with Section 3.1.4 below, such agreements shall also be included in the definition of Third Party Agreements for purposes of this Agreement.


                                  ARTICLE II

                   SCOPE AND STRUCTURE OF THE COLLABORATION

     2.1  General.  BioMarin has previously formed BioMarin/Genzyme LLC as the
          -------
vehicle for a joint venture between BioMarin and Genzyme to develop and commercialize Collaboration Products in and throughout the Territory. BioMarin is the sole initial member of BioMarin/Genzyme LLC and, immediately following the execution and delivery of this Agreement, will transfer and assign one percent (1%) of its interest to BioMarin Genetics, and BioMarin Genetics will be admitted as a member of BioMarin/Genzyme LLC. Immediately thereafter, BioMarin will sell and assign to Genzyme a fifty percent (50%) interest in BioMarin/Genzyme LLC (subject to adjustment pursuant to Section 4.1.4 hereof and pursuant to the Operating Agreement) pursuant to the Purchase Agreement and Article 4 hereof and, upon execution and delivery of the Operating Agreement, Genzyme will be admitted as a Member of BioMarin/Genzyme LLC. BioMarin/Genzyme LLC will undertake the Development Program for each Collaboration Product, with each of the Parties assuming responsibility for those portions of the Development Program allocated to it under this Agreement in accordance with the Development Plan then in effect. Upon receipt of Regulatory Approval in any country within the Territory, the Manufacturing Party or Parties will manufacture the Collaboration Products on behalf of BioMarin/Genzyme LLC and Genzyme will market and sell the Collaboration Products in such country as exclusive agent for BioMarin/Genzyme LLC all on the terms and conditions set forth in this Agreement or such other terms and conditions as the Parties may agree upon. All services provided by or on behalf of BioMarin, Genzyme or their respective Affiliates for BioMarin/Genzyme LLC in connection with the Program shall be provided at cost. For avoidance of doubt, "cost" for services provided by a Third Party on behalf of BioMarin, Genzyme or their respective Affiliates for BioMarin/Genzyme LLC in connection with the Program shall be the amount paid for such services plus costs associated with the acquisition, including quality control, of such services from such Third Party.

     2.2  Exclusive Relationship. Except as otherwise expressly provided herein
          ----------------------
during the term of this Agreement, neither BioMarin/Genzyme LLC, Genzyme nor BioMarin, nor any of their respective Affiliates shall independently, or with or through a Third Party, conduct research or development activities regarding, or engage in the manufacture, marketing, sale or distribution of, Collaboration Products in the Field and in the Territory other than as part of the Program.
In addition, during the two-year period following termination of this Agreement, neither (a) the breaching Party and its Affiliates in the case of termination pursuant to Section 13.2.1 hereof, (b) Genzyme or its Affiliates in the case of termination pursuant to Section 13.2.2 hereof, (c) the terminating Party and its Affiliates in the case of termination pursuant to Section 13.2.3 hereof or (d) the non-terminating Party and its Affiliates in the case of termination pursuant to Sections 13.2.4 or 13.2.5 hereof shall independently, or with or through a Third Party, conduct research regarding, or engage in the manufacture, marketing, sale or distribution of, Collaboration Products in the Field and in the Territory; provided, however, that in the event that this Agreement is terminated pursuant to Section 13.2.3 hereof and the non-terminating Party does not exercise its option under Section 13.3.3(a) hereof, then the restrictions set forth in this sentence shall not apply. Notwithstanding the foregoing, except as provided in Section 3.1.5 nothing herein is intended to restrict BioMarin, Genzyme or their respective Affiliates from conducting research or development activities regarding, or engaging in the manufacture, marketing, sale or distribution of Gene Therapy products targeted to MPS I and other Alpha-L-iduronidase deficiencies.

                                  ARTICLE III

                       GRANTS AND RESERVATIONS OF RIGHTS

     3.1  Licenses of Rights to BioMarin/Genzyme LLC.
          ------------------------------------------

             3.1.1  Grants from BioMarin. Except as otherwise expressly provided
                    --------------------
herein, BioMarin hereby grants to BioMarin/Genzyme LLC a worldwide, exclusive, royalty-free right and license during the term of this Agreement under the BioMarin Patent Rights, BioMarin Technology, BioMarin/Genzyme Patent Rights and the BioMarin/Genzyme Technology and Manufacturing Know-How Controlled by BioMarin to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products for use in the Field and in the Territory.

             3.1.2  Grants from Genzyme.  Except as otherwise expressly provided
                    -------------------
herein, Genzyme hereby grants to BioMarin/Genzyme LLC a worldwide, exclusive, royalty-free right and license during the term of this Agreement under the Genzyme Patent Rights, Genzyme Technology, BioMarin/Genzyme Patent Rights and the BioMarin/Genzyme Technology and Manufacturing Know-How Controlled by Genzyme to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products for use in the Field and in the Territory.

             3.1.3  BioMarin/Genzyme LLC Undertakings; Sublicenses.  In
                    ----------------------------------------------
consideration of the licenses granted under this Section 3.1, BioMarin/Genzyme LLC hereby undertakes to pay all royalties, sublicense fees and other costs or expenses payable to Third Parties under a Third Party Agreement associated with the acquisition or exercise of such licenses by or on behalf of BioMarin/Genzyme LLC for use in connection with the Program. Schedule 3.1.3 hereto lists all of
                                            --------------
such obligations as of the Date of Execution. The licenses granted or to be granted under Sections 3.1.1 and 3.1.2 above shall include the right to grant and further authorize sublicenses within the scope of such licenses; provided, however, all sublicenses granted by BioMarin/Genzyme LLC (other than those provided in Section 3.2.1 below) shall be subject to prior approval by the Steering Committee.

             3.1.4  Rights of BioMarin/Genzyme LLC to Patent Rights or
                    --------------------------------------------------
Technology Developed Outside the Program. In the event that either BioMarin or
----------------------------------------
Genzyme develops, acquires or otherwise Controls Patent Rights, Technology or Manufacturing Know-How after the Date of Execution other than in connection with the Program and such Patent Rights, Technology or Manufacturing Know-How are useful in the Field ("Additional Technology"), the Party Controlling such
                      ---------------------
Additional Technology hereby grants to BioMarin/Genzyme LLC an option exercisable at the discretion of the Steering Committee to obtain an exclusive, irrevocable (during the term of this Agreement) right and license, with the right to grant sublicenses, to such Additional Technology limited to use in the Field and in the Territory to the extent necessary or appropriate to enable BioMarin/Genzyme LLC to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products, in each case subject only to BioMarin/Genzyme LLC's undertaking to pay (a) a commercially reasonable portion of all costs incurred by BioMarin or Genzyme, as the case may be, to acquire or develop such Additional Technology, (b) a commercially reasonable portion of any and all development costs relating to the Additional Technology incurred by BioMarin or Genzyme, as the case may be, since the date such Party acquired or developed such Additional Technology and (c) a pro rata share of all royalties, sublicense fees and other costs or expenses payable to Third Parties under a Third Party Agreement associated with the acquisition or exercise of such license by or on behalf of BioMarin/Genzyme LLC, allocated based upon the proportion of such costs attributable to the acquisition or use of such Additional Technology by BioMarin/Genzyme LLC; provided, however, that if BioMarin or Genzyme, as the case may be, has more limited rights to such Additional Technology that those described above, the license subject to BioMarin/Genzyme LLC's option hereunder shall be consistent with the rights held by BioMarin or Genzyme, as the case may be, with respect to such Additional Technology. Subject to BioMarin/Genzyme LLC agreeing to pay the appropriate amounts due to a Third Party under an agreement with a Party as a result of the acquisition of Additional Technology and/or exercise of the rights therein by or on behalf of BioMarin/Genzyme LLC, the same shall be a "Third Party Agreement" for purposes of this Agreement.

             3.1.5  External Products.  If at any time during the term of this
                    -----------------
Agreement either Genzyme, BioMarin or their respective Affiliates intends to collaborate with a Third Party regarding the development and/or commercialization of a Gene Therapy product for the treatment or prevention of MPS I or other Alpha-L-iduronidase deficiencies (an "External Product"), such
                                                     ----------------
Party (the "Proposing Party") shall provide written notice of its intent to the
            ---------------
Steering Committee. The Proposing Party and the Steering Committee shall negotiate in good faith the terms and conditions upon which the Proposing Party and BioMarin/Genzyme LLC would be willing to collaborate for such purposes. If the Proposing Party and the Steering Committee are unable to agree upon such terms and conditions within sixty (60) days after receipt by the Steering Committee of the Proposing Party's notice, the Proposing Party shall have the right to develop or commercialize such External Product with a Third Party.

     3.2  Sublicenses of Rights from BioMarin/Genzyme LLC to BioMarin and
          ---------------------------------------------------------------
Genzyme.
-------

             3.2.1  General. BioMarin/Genzyme LLC hereby grants to each of
                    -------
BioMarin and Genzyme a worldwide, non-exclusive, royalty-free right and sublicense during the term of this Agreement under the Patent Rights, Technology and Manufacturing Know-How licenses granted to BioMarin/Genzyme LLC pursuant to
Section 3.1 solely to the extent required to permit such Party to perform its duties and obligations under this Agreement. BioMarin/Genzyme LLC also hereby agrees to grant to each of BioMarin and Genzyme a worldwide, non-exclusive, royalty-free right and license during the term of this Agreement under any Additional Technology as to which BioMarin/Genzyme LLC elects to obtain a license pursuant to Section 3.1.4 above solely to the extent required to permit such Party to perform its duties and obligations under this Agreement. BioMarin/Genzyme LLC also hereby grants to Genzyme a worldwide, non-exclusive, royalty-free right and license during the term of this Agreement to use any and all present and future trademarks Controlled by BioMarin/Genzyme LLC in connection with the commercialization of Collaboration Products in the Territory to the extent required to permit Genzyme to perform its duties and obligations under this Agreement.

             3.2.2  Further Sublicenses.  The foregoing licenses granted to
                    -------------------
Genzyme and BioMarin, respectively, shall include the right to grant and further authorize sublicenses to Third Parties within the scope of such licenses.

     3.3  Reservation of Rights.
          ---------------------

             3.3.1  Reservation by BioMarin. Notwithstanding the license grants
                    -----------------------
set forth in Section 3.1, BioMarin at all times reserves the rights under the BioMarin Patent Rights, the BioMarin Technology, the BioMarin/Genzyme Patent Rights, the BioMarin/Genzyme Technology and the Manufacturing Know-How Controlled by BioMarin (a) to make, have made and use Collaboration Products for research and development purposes only; (b) to develop, make, have made, use, offer for sale, sell, have sold, import and export (i) products outside the Field and (ii) products other than a Collaboration Product; and (c) to grant licenses to Third Parties for the foregoing purposes.

             3.3.2  Reservation by Genzyme. Notwithstanding the license grants
                    ----------------------
set forth in Section 3.1, Genzyme at all times reserves the rights under the Genzyme Patent Rights, the Genzyme Technology, the BioMarin/Genzyme Patent Rights, the BioMarin/Genzyme Technology and Manufacturing Know-How Controlled by Genzyme (a) to make, have made and use Collaboration Products for research and development purposes only; (b) to develop, make, have made, use, offer for sale, sell, have sold, import and export (i) products outside the Field and/or outside the Territory and (ii) products other than a Collaboration Product; and (c) to grant licenses to Third Parties for the foregoing purposes.

     3.4  Assignment of Orphan Drug Designation. Except to the extent prohibited
          -------------------------------------
by the applicable Regulatory Scheme, BioMarin hereby assigns and BioMarin and Genzyme each hereby agree to assign to BioMarin/Genzyme LLC any "Orphan Drug" (or similar designation outside the United States) for any Collaboration Product which BioMarin has received or which BioMarin or Genzyme may receive during the term of this Agreement in the Territory.

                                  ARTICLE IV

                         PROGRAM FUNDING; LLC INTEREST

     4.1  Program Funding Commitments. Genzyme hereby undertakes to make capital
          ---------------------------
contributions to BioMarin/Genzyme LLC in an amount equal to fifty percent (50%) of all Program Costs and BioMarin, on behalf of the BioMarin Companies, hereby undertakes to make capital contributions to BioMarin/Genzyme LLC in an aggregate amount equal to fifty percent (50%) of all Program Costs. In the event that either BioMarin, on behalf of the BioMarin Companies, or Genzyme fails to make a capital contribution pursuant to this Section 4.1 and Section 4.2 below, and the other Party does not elect to terminate this Agreement pursuant to Section
13.2.1 hereof, then the Percentage Interests in BioMarin/Genzyme LLC and the future funding responsibility of the Members shall be adjusted as provided in
Section 4.1(b) of the Operating Agreement.

     4.2  Program Funding Capital Contributions.
          -------------------------------------

             4.2.1  Initial Capital Contributions.  Within five (5) working days
                    -----------------------------
after the Effective Date, BioMarin and Genzyme shall each make a capital contribution to BioMarin/Genzyme LLC in an amount equal to one-half of the Program Costs budgeted to be incurred from the Effective Date through and including September 30, 1998.

             4.2.2  Monthly Capital Contributions. With respect to each calendar
                    -----------------------------
month after September 30, 1998, Genzyme and BioMarin, on behalf of the BioMarin Companies, shall each make capital contributions to BioMarin/Genzyme LLC, monthly in advance, not later than the fifteenth (15th) day of the prior calendar month, in an aggregate amount equal to one-third of the Program Costs budgeted to be incurred by BioMarin/Genzyme LLC in the then-current Development Plan or Commercialization Plan for the calendar quarter in which such calendar month occurs, allocated between such Parties in accordance with the funding responsibility assumed by Genzyme and BioMarin, on behalf of the BioMarin Companies, pursuant to Section 4.1 above. Upon receipt of each such capital contribution from Genzyme or BioMarin, as the case may be, BioMarin/Genzyme LLC shall promptly pay each of the Parties an amount equal to that portion of the budgeted Program Costs to which they are respectively entitled in accordance with this Agreement.

             4.2.3  Quarterly Statements; Quarterly Reconciliation.  Within
                    ----------------------------------------------
twenty (20) days after the end of each of the first three (3) calendar quarters of each calendar year and within fifty (50) days after the end of each calendar year, each of BioMarin and Genzyme shall provide BioMarin/Genzyme LLC with a detailed itemization of Program Costs actually incurred by such Party during the previous quarter. Each of BioMarin and Genzyme shall provide the other Party with estimates of such costs upon the reasonable request of the other Party prior to the dates such statements are due. Within thirty (30) days following receipt of the quarterly statement of actual Program Costs provided by each of BioMarin and Genzyme, BioMarin, on behalf of the BioMarin Companies, and Genzyme shall each make an additional capital contribution to BioMarin/Genzyme LLC in the amount of any actual Program Costs shown thereon and not yet paid for which such Party has assumed funding responsibility pursuant to Section 4.1 above but only to the extent that such amount, together with all prior capital contributions to date during such year, does not exceed one hundred ten percent (110%) of the total Program Costs budgeted year-to-date through the end of the quarter to which such statement relates (except to the extent such excess is approved by the Steering Committee pursuant to Section 5.1.3 hereof). If the aggregate amount stated to be due from BioMarin/Genzyme LLC in such quarterly statements for actual Program Costs is less than the amount already contributed by the Parties to the capital of BioMarin/Genzyme LLC with respect to budgeted Program Costs for such calendar quarter, such excess shall be credited against the next successive monthly capital contribution(s) due from Genzyme or BioMarin hereunder.

     4.3  Distributions.  Distributions shall be made semi-annually to each
          -------------
Member in amounts determined in accordance with the Operating Agreement. Amounts available for distribution shall be calculated for each calendar quarter after the date of the first sale of a Collaboration Product following Regulatory Approval of such Collaboration Product and shall be reported to each of BioMarin and Genzyme within ninety (90) days following the end of each such quarter. All distributions to the Parties will be accompanied by a report setting forth the basis for such distribution. Such reports shall be subject to audit rights as set forth in Section 4.5 below, mutatis mutandis.

     4.4  Sale and Purchase of LLC Interest.  Immediately after the execution of
          ---------------------------------
this Agreement and the assignment by BioMarin of one percent (1%) of its interest in BioMarin/Genzyme LLC to BioMarin Genetics, in accordance with the terms and conditions of the Purchase Agreement, BioMarin shall sell, assign and transfer to Genzyme, and Genzyme shall purchase from BioMarin, a fifty percent (50%) interest in BioMarin/Genzyme LLC (subject to adjustment pursuant to Section 4.1.4 hereof and pursuant to the Operating Agreement) for an aggregate amount of twelve million one hundred thousand and ten dollars ($12,100,010) payable as set forth below:

               (a) Genzyme shall pay to BioMarin an amount of ten dollars ($10) upon execution of the Purchase Agreement; and

               (b) Genzyme shall pay to BioMarin an amount of twelve million one hundred thousand dollars ($12,100,000) on the first approval by the U.S. FDA of a BLA filed by or on behalf of BioMarin/Genzyme LLC for the use of a Collaboration Product in the Field. For purposes of the foregoing, "approval" shall be deemed to occur upon the U.S. FDA's issuance of an approval letter as set forth in 21 C.F.R. (S)314.105.

Each of the aforementioned payments described in clauses (a) and (b) above shall be made in United States dollars by certified or bank check or by wire transfer within seven (7) days following the occurrence and confirmation of each event.

     4.5  Books of Account; Audit.  Genzyme shall keep and maintain proper and
          -----------------------
complete books of account, and shall maintain a bank account, on behalf of BioMarin/Genzyme LLC. In the event that either BioMarin or Genzyme reasonably deems the Program to be material to BioMarin or Genzyme, as the case may be, for financial accounting purposes, then, upon such Party's request, audited financial statements of BioMarin/Genzyme LLC shall be prepared by an independent accounting firm to be selected by the Steering Committee. Each of BioMarin and Genzyme shall keep and maintain proper and complete records and books of account documenting all Program Costs incurred by such Party. Each of BioMarin/Genzyme LLC, BioMarin and Genzyme shall permit independent accountants retained by BioMarin or Genzyme (the "Auditing Party") to have access to its records and books for the sole purpose of determining the appropriateness of Program Costs charged by or accrued to the Party being audited hereunder. Such examination shall be conducted during regular business hours and upon reasonable notice, at the Auditing Party's own expense and no more than once in each calendar year during the term of this Agreement and once during the three (3) calendar years following the expiration or termination hereof. If such examination reveals that such Program Costs have been misstated, any adjustment shall be promptly refunded or paid, as appropriate. The Auditing Party shall pay the fees and expenses of the accountant engaged to perform the audit, unless such audit reveals an overcharge or accrual of ten percent (10%) or more for the period examined, in which case the Party who received such overpayment shall pay all reasonable costs and expenses incurred by the Auditing Party in the course of making such determination, including the fees and expenses of the accountant along with interest at the rate set forth in Section 14.4.

     4.6  Enforceability of Sections 4.1 and 4.2.  The agreements regarding
          --------------------------------------
capital contributions set forth in Sections 4.1 and 4.2 hereof are by and between, and for the benefit of, Genzyme and BioMarin only, and are not enforceable by BioMarin/Genzyme LLC or any Third Party.

                                   ARTICLE V

                            THE DEVELOPMENT PROGRAM

     5.1  Conduct of the Development Program.
          ----------------------------------

             5.1.1  General.  The Parties each agree to collaborate diligently
                    -------
in the development of Collaboration Products for use in the Field and to use commercially reasonable and diligent efforts to file for and obtain Regulatory Approvals for and bring to market Collaboration Products for use in the Field and in the Territory as soon as practicable, all in accordance with the Development Plan and the Commercialization Plan for such Collaboration Products. The Parties agree to use commercially reasonable and diligent efforts to execute and substantially perform and to cooperate with each other in carrying out the Development Plan and the Commercialization Plan for each Collaboration Product. Neither BioMarin nor Genzyme shall be required to undertake activities in furtherance of the Development Plan or Commercialization Plan in the absence of funding from BioMarin/Genzyme LLC pursuant to the provisions of this Agreement. As used in this Agreement, the phrase "commercially reasonable and diligent
                                       ------------------------------------
efforts" will mean that level of effort which, consistent with the exercise of
-------
prudent scientific and business judgment, is applied by the Party in question to its other therapeutic products at a similar stage of development and with similar commercial potential.

             5.1.2  Development Plan. The Development Program shall be conducted
                    ----------------
by the Parties for BioMarin/Genzyme LLC in accordance with the then-current Development Plan which shall describe the proposed overall program of development for each Collaboration Product, including preclinical studies, toxicology, formulation, manufacturing, clinical trials and regulatory plans and other key elements necessary to obtain Regulatory Approvals for such Collaboration Product. Pursuant to the Development Plan, development work may be subcontracted to Genzyme and BioMarin or their respective Affiliates, at fully absorbed costs determined by GAAP. The respective charges to BioMarin/Genzyme LLC for Development Costs incurred by a Party shall be invoiced following completion of the work, and shall be payable by BioMarin/Genzyme LLC within a commercially reasonable time thereafter (but in no event later than forty-five (45) days of the date of invoice therefor). The Development Plan shall include (i) a summary of estimated Development Costs expected to be incurred by each Party hereunder in performing activities of the Development Program assigned to such Party pursuant to Section 5.1.4 below and (ii) a detailed budget for all development activities proposed for the applicable period and for each Collaboration Product.

             5.1.3  Initial and Updated Development Plan.  The Parties have
                    ------------------------------------
agreed to an initial budget for the development and pre-commercialization activities of BioMarin/Genzyme LLC for the period beginning on the Effective Date and ending on December 31, 1998. The Program Management Team shall submit an initial Development Plan for the period beginning on the Effective Date and ending on December 31, 1998 to the Steering Committee for review and approval not later than thirty (30) days after the Effective Date. The Development Plan shall be updated annually by the Program Management Team and submitted to the Steering Committee for review and approval not later than sixty (60) days prior to January 1 of each year during the Development Program. Each such updated Development Plan shall include (a) an overall development plan for each Collaboration Product which sets forth all major development tasks remaining to be accomplished prior to submission of filings for Regulatory Approvals and (b) a detailed description and budget for the development and pre-commercialization activities proposed for the forthcoming calendar year. The Project Management Team shall be primarily responsible for preparing the annual updates to the Development Plan and, in connection with the preparation of such updates, shall consult with Genzyme and BioMarin regarding the identification, timing and execution of and budget for the major tasks and detailed activities required to perform the updated Development Plan. Each such updated Development Plan approved by the Steering Committee shall be signed by an authorized representative of each of BioMarin and Genzyme. The members of the Program Management Team shall actively consult with one another throughout the term of the Development Plan so as to adjust the specific work performed under the Development Plan to conform to evolving developments in technology and the results of the development work performed. While minor adjustments to the Development Plan may be made from time to time upon approval of the Program Management Team, significant changes in the scope or direction of the work and any changes in funding exceeding one hundred ten percent (110%) of the total amount budgeted in any calendar year for the Development Program must be approved by the Steering Committee, in the absence of which approval the most recently approved Development Plan shall remain in effect.

             5.1.4  Execution and Performance.  The Development Program shall
                    -------------------------
allocate among the Parties responsibility for each of the activities described therein. The Parties shall use commercially reasonable and diligent efforts to conduct the activities described in the Development Plan. The Development Plan shall be supervised by the Program Management Team. The Program Management Team will coordinate preclinical and clinical testing of the Collaboration Products in the Territory and work with designated individuals at BioMarin and Genzyme in the preparation of Regulatory Approval filings for the Collaboration Products and filing the same with regulatory agencies designated by the Steering Committee. The Parties acknowledge and agree that their current intention is that the Development Program will focus as its first priority on completion of a clinical development program as necessary to file a BLA for and in the United States. It is further acknowledged and agreed, however, that when and to the extent the Steering Committee determines that it is appropriate, complementary development efforts will be conducted in other countries where such activities need to be performed in such other countries for Regulatory Approval.

             5.1.5  Attendance at Regulatory Meetings; Correspondence.  Each
                    -------------------------------------------------
Party shall provide the others with prior notice of all meetings and teleconferences between representatives of the notifying Party and regulatory authorities regarding any Collaboration Product for use in the Territory. Except as otherwise provided herein, the Party receiving such notice shall have the right to have representatives participate in all such meetings and teleconferences. Each Party shall use reasonable efforts to provide the other Party with a reasonable opportunity to review and comment upon submissions to, and correspondence with, any regulatory agency in the Territory with respect to Collaboration Products prior to the filing or delivery of such submissions or correspondence. Without limiting the foregoing, each Party shall use reasonable efforts to confirm in writing to the other Party all communications with a regulatory authority with respect to a Regulatory Approval (including filings therefor) and to provide to the other Party copies of all documents sent to or received from such regulatory authority regarding such Regulatory Approvals.

     5.2  Development Information.
          -----------------------

             5.2.1  Reports and Information Exchange.  As between the Parties
                    --------------------------------
hereto, BioMarin/Genzyme LLC shall own all clinical trial data accumulated from all clinical trials of Collaboration Products conducted as part of the Program or otherwise funded or partially funded by BioMarin/Genzyme LLC. Each of BioMarin and Genzyme shall use commercially reasonable and diligent efforts to disclose to BioMarin/Genzyme LLC and to the other Party all material information relating to any Collaboration Product promptly after it is learned or its materiality is appreciated. The Party performing or supervising clinical trials of Collaboration Products in accordance with the Development Plan shall, on behalf and in the name of BioMarin/Genzyme LLC, maintain the database of clinical trial data accumulated from all clinical trials of Collaboration Products and of adverse reaction information for all such Collaboration Products. Each Party shall also keep the Program Management Team informed as to its progress in the Development Plan. All protocols for clinical trials to be conducted, and all product registration plans, for Collaboration Products for applications within the Field in the Territory shall be submitted to the Program Management Team for review and comment by the Program Management Team prior to filing of such protocols or registrations with any regulatory agency. Within sixty (60) days following the end of each calendar quarter during the Development Program, each of BioMarin and Genzyme shall provide the other Parties with a reasonably detailed written report describing the progress to date of all activities for which such Party was allocated responsibility during such quarter under the Development Plan.

             5.2.2  Adverse Reaction Reporting.  Each of BioMarin and Genzyme
                    --------------------------
shall notify the other Parties of any Adverse Reaction Information relating to any Collaboration Product within twenty-four (24) hours of the receipt of such information and as necessary for compliance with regulatory requirements. "Adverse Reaction Information" includes without limitation information relating
 ----------------------------
to any experience that (a) suggests a significant hazard, contraindication, side effect or precaution, (b) is fatal or life threatening, (c) is permanently disabling, (d) requires or prolongs inpatient hospitalization, (e) involves a congenital anomaly, cancer or overdose or (f) is one not identified in nature, specificity, severity or frequency in the current investigator brochure or the United States labeling for the Collaboration Product.

             5.2.3  Clinical and Regulatory Audits. Each of BioMarin and Genzyme
                    ------------------------------
shall permit BioMarin/Genzyme LLC and the other Party or the representatives of BioMarin/Genzyme LLC or the other Party to have access during regular business hours and upon reasonable advance notice, at the auditing Party's own expense and no more than once in each calendar year during the term of this Agreement, to the non-auditing Party's records and facilities relating to the Development Program for the purpose of monitoring compliance with Good Clinical Practice and other applicable requirements of the Regulatory Scheme.

     5.3  Regulatory Approval Filings.  Regulatory Approval filings in the
          ---------------------------
Territory for the Collaboration Products and for the facilities used to manufacture such Collaboration Products shall be filed in the name of BioMarin/Genzyme LLC or, if required with respect to filings to be made with governmental authorities or deemed to be in the best interest of the Parties by the Steering Committee, in the name of such other entity as may be agreed upon by the Steering Committee (such as filings with European regulatory authorities). Prior to submission to the FDA, the Parties, through the Program Management Team, shall consult, cooperate in preparing and mutually agree on the content and scope of the Regulatory Approval filings. In the event that Regulatory Approvals are required to be filed in the name of an entity other than BioMarin/Genzyme LLC, the Steering Committee shall ensure that a duly authorized officer of such entity agrees in writing that (a) such entity shall hold the licenses issued in respect of such Regulatory Approval filings, maintain control over the manufacturing facilities, equipment and personnel, and engage in pharmacovigilence to the extent required by the Regulatory Scheme, (b) such entity shall maintain compliance with applicable Regulatory Schemes, (c) such entity shall provide manufacturing and supply services to BioMarin/Genzyme LLC at the Fully Absorbed Cost of Goods of Collaboration Products so manufactured and supplied, (d) the Parties shall have an irrevocable right of access and reference to such Regulatory Approval filings, licenses and facilities and (e) such entity agrees to comply with the provisions of Article 13 hereof with respect to the ownership and/or disposition of such Regulatory Approvals in the event this Agreement is terminated and to provide the level of cooperation described in Section 14.1 hereof in connection therewith.

     5.4  Clinical Data.  In all agreements with Third Parties or Affiliates
          -------------
involving the development of preclinical or clinical data for a Collaboration Product, Genzyme and BioMarin shall require that such Third Parties and Affiliates provide BioMarin/Genzyme LLC and the other Party access to all such data, to the extent such data is required to be obtained from such Third Parties by the Japanese Ministry of Health and Welfare, the U.S. FDA, the Commission of Proprietary Medicines of the European Community, the European Medicines Evaluation Agency or other regulatory agency, in each case with respect to Regulatory Approvals.

     5.5  Facilities Visit.  Representatives of BioMarin and Genzyme may visit
          ----------------
all manufacturing sites and the sites of any clinical trials or other experiments being conducted by the other Party or BioMarin/Genzyme LLC in connection with the Development Program. If requested by the other Party, BioMarin and Genzyme shall cause appropriate individuals working on the Development Program to be available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the Party responding to such request.

                                  ARTICLE VI

                 SALES, MARKETING AND ADMINISTRATIVE SERVICES

     6.1  Commercialization Plans.
          -----------------------

             6.1.1  General. The commercialization of each Collaboration Product
                    -------
shall be governed by a Commercialization Plan which shall describe the overall plan for commercializing such Collaboration Product, including without limitation (a) a comprehensive marketing, sales, pricing, manufacturing, distribution and licensing strategy for such Collaboration Product in all applicable countries, including the identification of any Third Parties engaged or to be engaged in connection with such activities and the arrangements with them that have been or are proposed to be agreed upon (including policies and procedures for adjustments, rebates, bundling and the like), (b) estimated launch date, market and sales forecasts, in numbers of patients and local currency, and competitive analysis for such Collaboration Product for the overall Territory and for each Major

Market Country, (c) a detailed budget for the Commercialization Costs to be incurred in connection with performing such Commercialization Plan, (d) reasonable due diligence obligations to be met by Genzyme with respect to commercialization objectives to be achieved during the calendar year to which the Collaboration Plan relates (such as minimum annual sales objectives) and (e) a detailed manufacturing plan.

             6.1.2  Initial and Updated Commercialization Plans.  No later than
                    -------------------------------------------
immediately prior to the completion of the submission of all Regulatory Approval filings for a Collaboration Product in any given country, Genzyme shall develop and submit to the Steering Committee for review and approval an initial Commercialization Plan in accordance with its customary standard for a product of comparable market potential, taking into consideration factors such as market conditions, regulatory factors, competition and the costs and profits of such Collaboration Product. Genzyme shall be primarily responsible for developing each Commercialization Plan and, in connection therewith, shall consult with BioMarin regarding the identification, timing and execution of and budget for the major commercialization tasks required to perform the Commercialization Plan. Each Commercialization Plan shall be updated annually by Genzyme, in consultation with BioMarin below as herein provided, and shall be submitted to the Steering Committee for approval not later than sixty (60) days prior to January 1 of each year. Each Commercialization Plan approved by the Steering Committee shall be signed by an authorized representative of each of BioMarin and Genzyme. While minor adjustments to the Commercialization Plan may be proposed by either of Genzyme or BioMarin from time to time without Steering Committee approval, significant changes in the scope or direction of the work and any changes in funding exceeding one hundred ten percent (110%) of the total amount budgeted in any calendar year for the Commercialization Plan must be approved by the Steering Committee, and in the absence of such approval, the provisions of the most recently approved Commercialization Plan shall remain in effect. Within sixty (60) days following the end of each calendar quarter after the filing of the first application for a Regulatory Approval, each of BioMarin and Genzyme shall provide the other Parties with a reasonably detailed written report describing the progress to date of all activities for which such Party was allocated responsibility during such quarter under the Commercialization Plan.

     6.2  Exclusive Engagement; Diligence.  Subject to Section 6.7 below,
          -------------------------------
BioMarin/Genzyme LLC hereby engages Genzyme as its exclusive agent to market and sell Collaboration Products within the Territory for use within the Field. Genzyme hereby accepts such engagement and agrees (by itself or through its Affiliates) to use commercially reasonable and diligent efforts to establish each Collaboration Product in the markets, fulfill market demand and meet the marketing and distribution goals set forth in the Commercialization Plan for such Collaboration Product. Genzyme will not engage a Third Party to market and sell Collaboration Products on its behalf without prior approval of the Steering Committee.

     6.3  Orders.  Genzyme shall provide written notice to BioMarin/Genzyme LLC
          ------
of the requirements for the Collaboration Products in the Territory, setting forth the quantity of Collaboration Products required, the Specifications therefor and the date required. BioMarin/Genzyme LLC shall use commercially reasonable and diligent efforts to deliver the Collaboration Products to Genzyme for sale within the Territory, on the date set forth in the applicable requirements notice. All freight, insurance, duties and all other charges associated with shipment of the Collaboration Products shall be considered Commercialization Costs for such Collaboration Products only to the extent such costs are not charged to Genzyme's customers.

     6.4  Marketing and Distribution Expenses.  Genzyme's ordinary expenses
          -----------------------------------
incurred in the course of performing its marketing and distribution obligations hereunder shall constitute Commercialization Costs and, as such, shall be reimbursed by BioMarin/Genzyme LLC, but only to the extent that such amounts, together with all other Commercialization Costs to date during such calendar year, do not exceed one hundred ten percent (110%) of the Commercialization Costs budgeted therefor in the Commercialization Plan then in effect for such calendar year (except to the extent such excess is approved by the Steering Committee pursuant to Section 6.1.2 above). Ordinary marketing and distribution expenses include, but are not limited to, recruitment costs and salaries and associated expenses for sales and marketing personnel and support staff, advertising and promotion costs, transportation expenses including insurance (but only to the extent not charged to customers and only such proportion of all such costs directly attributable to support of the Commercialization Plan), duties and taxes, bad debt expense, and costs associated with cash and other trade discounts and allowances and other marketing concessions to customers actually allowed and taken.

     6.5  Responsibilities of Genzyme.  Genzyme shall be solely responsible for
          ---------------------------
all aspects of the marketing and sale of the Collaboration Products in accordance with the strategy, policies and procedures established in the Commercialization Plan, including without limitation the responsibilities described in this Section 6.5.

             (a) Genzyme shall be primarily responsible for the implementation of each Commercialization Plan, including without limitation setting all terms of sale, including establishing pricing policies, credit terms and cash discounts and allowances, formulating marketing plans, providing patient information, providing customer support services, providing reimbursement counseling services and conducting sales force training, all in accordance with good business practices and industry standards.

             (b) Genzyme shall employ sufficiently trained and experienced individuals in numbers adequate to carry out its responsibilities under this
Article 6. Sales and support personnel shall be familiar with the Collaboration Products and with competitive products and shall respond promptly to customer requests for support.

             (c) Genzyme shall provide instructions and appropriate training to customers in the proper use and handling of the Collaboration Products and shall monitor performance of the Collaboration Products.

             (d) Genzyme shall have sole responsibility for responding to all requests for medical information regarding Collaboration Products. Notwithstanding the foregoing, BioMarin may maintain a website or other informational resources where it may publish general medical information relating to MPS I, so long as such website complies in all respects with applicable laws and regulations, including without limitation regulations of the FDA regarding "off-label" promotion of Collaboration Products.

             (e) Genzyme shall comply with all laws and government regulations applicable to the marketing and sale of Collaboration Products within the Territory.

             (f) The Collaboration Products shall be sold under trademarks selected by the Steering Committee and owned by or licensed to BioMarin/Genzyme LLC in accordance with Section 9.1.2 hereof.

             (g) Genzyme shall maintain complete and accurate records of all movements and transactions involving Collaboration Products by an appropriate identifier and by customer so that all such movements and transactions can be traced quickly and effectively. Upon written request, Genzyme will provide copies of such records to the other Parties, with access to facilities used by Genzyme in performing its duties under this Article 6 during normal business hours and upon reasonable advance notice for the purpose of inspecting such facilities for compliance with the terms of this Agreement. The records maintained by Genzyme pursuant to this clause (g) shall be subject to the other Parties' audit rights under Section 4.5 hereof.

             (h) Genzyme shall report promptly to the Steering Committee in writing the occurrence of each material incident of Collaboration Product performance required to be reported to regulatory authorities, including without limitation Adverse Reaction Information in accordance with Section 5.2.2 hereof.

     6.6  Responsibilities of BioMarin/Genzyme LLC and BioMarin.  BioMarin/
          -----------------------------------------------------
Genzyme LLC shall use commercially reasonable and diligent efforts to supply Collaboration Products to Genzyme in accordance with notices of requirements pursuant to Section 6.3 above. Neither BioMarin/Genzyme LLC nor BioMarin shall actively solicit for its own account sales of Collaboration Products in the Territory. Any solicitations or requests to purchase Collaboration Products received by BioMarin/Genzyme LLC or BioMarin from any customer or prospective customer with its principal address or place of business located in the Territory or who BioMarin/Genzyme LLC or BioMarin, as the case may be, knows intends to use the Collaboration Products in the Territory or ship such Collaboration Products into the Territory shall be immediately referred to Genzyme.

     6.7  Commercialization Milestones. The Steering Committee shall establish,
          ----------------------------
as part of the initial Commercialization Plan, milestones for Genzyme's marketing and sales of Collaboration Products hereunder (collectively, "Commercialization Milestones"). The Commercialization Milestones shall
 ----------------------------
include, without limitation, minimum sales levels for the first three (3) years after the first approval by the U.S. FDA of a BLA for the use of a Collaboration Product in the Field. It is understood and agreed, however, that such Commercialization Milestones shall be subject to (i) Regulatory Approvals and reimbursement approvals occurring at the times anticipated by the Parties and (ii) BioMarin, its Affiliates and Third Parties satisfying their respective obligations hereunder (e.g., the Manufacturing Party providing an adequate supply of Collaboration Products to Genzyme). In the event that Genzyme is unable to meet a Commercialization Milestone for a particular Collaboration Product in a particular territory for reasons other than those set forth in the preceding sentence, the Steering Committee shall promptly confer and discuss how to resolve such issue as soon as possible, including without limitation, appointing BioMarin or a Third Party as agent to market and sell such Collaboration Product in such territory, all as the Steering Committee deems appropriate under the circumstances.

     6.8  General and Administrative Services.  General and administrative
          -----------------------------------
services required by BioMarin/Genzyme LLC shall be provided at cost by either or both of BioMarin and Genzyme as determined by the Steering Committee. All such costs, in addition to general and administrative costs payable to Third Parties (such as accountants) and general and administrative costs incurred by BioMarin and Genzyme in satisfying their respective obligations under this Agreement, shall be considered to be Program Costs.


                                  ARTICLE VII

                            MANUFACTURE AND SUPPLY

     Subject to the terms and conditions of this Agreement, Collaboration Products shall be manufactured and supplied for preclinical and clinical testing and for commercial sale upon the following terms and conditions:

     7.1  Process Development.  The Parties will use commercially reasonable and
          -------------------
diligent efforts to develop a process for the manufacture of each Collaboration Product and to scale up that process to a scale sufficient to manufacture and supply (a) the anticipated demand for preclinical studies and clinical trials of such Collaboration Product in accordance with the projections set forth in the Development Plan and (b) the anticipated market demand for such Collaboration Product for the Territory at the time Regulatory Approval is obtained for such Collaboration Product in accordance with the projections set forth in the Commercialization Plan for such Collaboration Product. The development of the process for the manufacture of Collaboration Products as well as the scale up of such process and all material issues incident to the development of the ability to produce Collaboration Products for commercial purposes in sufficient quantity and in a timely manner will be within the purview of the Program Management Team, and all changes to the manufacturing process shall be subject to the approval of the Program Management Team.

     7.2  Manufacture and Supply of Collaboration Product.  BioMarin/Genzyme LLC
          -----------------------------------------------
shall manufacture (or, subject to Section 7.2.1, have manufactured) and supply Collaboration Products for preclinical and clinical activities and commercial sale in the following terms and conditions (and such other terms and conditions established by the Steering Committee consistent with the provisions of this Agreement):

             7.2.1  General. All decisions relating to the manufacture of
                    -------
Collaboration Products shall be subject to the approval of, or modification by, the Steering Committee. Without limiting the foregoing, BioMarin/Genzyme LLC shall initially contract with BioMarin to manufacture and supply Collaboration Products (a) for preclinical studies and clinical trials in quantities and within a time period sufficient to conduct the activities set forth in the Development Plan and (b) to meet market demand for Collaboration Products ordered in accordance with the terms hereof, and that BioMarin would so exclusively manufacture and supply Collaboration Products until such time as the Steering Committee otherwise deems appropriate. At such time, BioMarin/Genzyme LLC may subcontract with BioMarin, Genzyme and Third Parties for the manufacture, packaging or other finishing processes of Collaboration Products, as determined by the Steering Committee. To the extent the Steering Committee determines that the quantity of Collaboration Product required by the Development Program or the Commercialization Plan is greater than the quantity which may reasonably be manufactured by BioMarin, or if the cost per unit of Collaboration Product exceeds commercially reasonable levels, prior to engaging a Third Party to manufacture Collaboration Products, BioMarin/Genzyme LLC will offer Genzyme the opportunity to manufacture and supply Collaboration Products, on terms and conditions determined by the Steering Committee. Notwithstanding the foregoing provisions of this Section 7.2.1, to the extent required by the Regulatory Scheme, any entity selected by the Steering Committee pursuant to Section 5.3 above may be engaged by BioMarin/Genzyme LLC to manufacture Collaboration Products (whether such entity be a Party or Third Party, each a "Manufacturing
                                                                 -------------
Party").  Without limiting the foregoing, the Manufacturing Party shall agree to
-----
use commercially reasonable and diligent efforts to manufacture and supply Collaboration Products hereunder.

             7.2.2  Forecasts.  The Program Management Team shall establish a
                    ---------
procedure for providing forecasts of customer orders for Collaboration Products pursuant to Section 6.3 above, updating such forecasts and ordering Collaboration Product, in each case within time periods sufficient to enable BioMarin/Genzyme LLC to manufacture such Collaboration Products to meet such forecasts in a commercially reasonable and diligent manner.

            7.2.3   Facilities. Notwithstanding any provision of this Agreement
                    ----------
to the contrary, the Parties acknowledge and agree that BioMarin/Genzyme LLC shall not bear any costs relating to the construction of manufacturing facilities for a Collaboration Product (other than through normal depreciation and amortization included in Fully Absorbed Cost of Goods).

     7.3  Certificates of Analysis.  The Manufacturing Party shall perform, or
          ------------------------
cause its contract manufacturer(s) to perform, quality assurance and control tests on each lot of Collaboration Products before delivery and shall prepare, or cause its contract manufacturer(s) to prepare and deliver, a written report of the results of such tests (for purposes of Sections 7.3, 7.4 and 7.5, such contract manufacturer(s) shall be included in the definition of the term "Manufacturing Party"). Each test report shall set forth for each lot delivered the items tested, specifications and results in a certificate of analysis containing the types of information which shall have been approved by the Program Management Team or required by the FDA or other applicable regulatory authority. The Manufacturing Party shall maintain such certificates for a period of not less than five (5) years from the date of manufacture or for such longer period as required under applicable requirements of the FDA or other applicable regulatory authority.

     7.4  Certificates of Manufacturing Compliance.  The Manufacturing Party
          ----------------------------------------
shall prepare, or cause to be prepared and delivered, and maintain for a period of not less than five (5) years or for such longer period as required under applicable requirements of the FDA or other applicable regulatory authority for each lot of Collaboration Products manufactured a certificate of manufacturing compliance containing the types of information which shall have been approved by the Program Management Team or required by the FDA or other applicable regulatory authority, which certificate will certify that the lot of Collaboration Products was manufactured in accordance with the Specifications and the Good Manufacturing Practices of the FDA or other applicable regulatory authority as the same may be amended from time to time. The Manufacturing Party shall advise the other Parties immediately if an authorized agent of the FDA or other regulatory authority visits any of the Manufacturing Party's manufacturing facilities, or the facilities where the Collaboration Products are being manufactured, for an inspection with respect to the Collaboration Products. The Manufacturing Party shall furnish to the other Parties the report by such agency of such visit, to the extent that such report relates to Collaboration Products, within ten (10) business days of the Manufacturing Party's receipt of such report, and the other Parties shall have the right to comment on any response by the Manufacturing Party to such inspecting agency.

     7.5  Access to Facilities. Each Party shall have the right to inspect those
          --------------------
portions of the manufacturing, finish processing or storage facilities of the Manufacturing Party where Collaboration Products are being manufactured, finished or stored, or any subcontractor who is manufacturing, finishing or storing Collaboration Products for the Manufacturing Party, at any time during regular business hours and upon reasonable advance notice to ascertain compliance with the Good Manufacturing Practices of the FDA or other applicable regulatory authority, as the same may be amended from time to time. Subject to the terms and conditions of Section 10.1 below, confidential information disclosed to or otherwise gathered by the Party conducting such inspection during any such inspection shall be maintained as confidential.

                                 ARTICLE VIII

                                  MANAGEMENT

     8.1  Program Management Team.

             8.1.1  General.  The Parties have established a Program Management
                    -------
Team to oversee and control development of Collaboration Products and to prepare for and oversee the launch of Collaboration Products. The Program Management Team is and shall continue to be composed of four (4) representatives appointed by BioMarin and four (4) representatives appointed by Genzyme. Such representatives will include individuals with expertise and responsibilities in such areas as preclinical development, clinical development, manufacturing, regulatory affairs, marketing, sales management and reimbursement. The Program Management Team shall meet as needed but not less than monthly. The Program Management Team shall appoint one of its members to act as Secretary. Such meetings shall be at times and places or in such form (e.g., telephone or video conference) as the members of the Program Management Team shall agree. A Party may change one or more of its representatives to the Program Management Team at any time. Members of the Program Management Team may be represented at any meeting by another member of the Program Management Team or by a deputy. Any approval, determination or other action agreed to by a majority of the members of the Program Management Team appointed by each of BioMarin and Genzyme or their deputies present at the relevant Team meeting shall be the approval, determination or other action of the Program Management Team, provided at least two (2) representatives of each of BioMarin and Genzyme are present at such meeting. Representatives of either BioMarin and Genzyme who are not members of the Program Management Team may attend meetings of the Program Management Team as agreed to by the representative members of the other Party. The

Program Management Team may designate project leaders to the extent it deems it necessary or advisable.

             8.1.2  Development Program Functions.  During the term of the
                    -----------------------------
Development Program, the Program Management Team shall coordinate, expedite and control the development of Collaboration Products to obtain Regulatory Approvals. The Program Management Team will (a) develop and recommend to the Steering Committee Development Plans (including annual development budgets), (b) facilitate the flow of information with respect to development work being conducted for each Collaboration Product throughout the Territory and (c) discuss and cooperate regarding the conduct of such development work.

             8.1.3  Commercialization Functions. Following submission of filings
                    ---------------------------
for Regulatory Approvals for the first Collaboration Product, the Program Management Team shall function as the operational staff of BioMarin/Genzyme LLC and the functions of the Program Management Team shall be expanded to include:
(a) monitoring the commercialization of Collaboration Products pursuant to the Commercialization Plan, including oversight of planning, annual budgeting, manufacturing, marketing, sales and distribution, and licensing of Collaboration Products; (b) monitoring actual expenses incurred in the manufacture, marketing, sale and distribution of Collaboration Products; (c) overseeing any post-marketing studies of a Collaboration Product and (d) facilitating cooperation regarding the commercialization and marketing activities of the Parties.

             8.1.4  Minutes. The Program Management Team shall keep accurate
                    -------
minutes of its deliberations which shall record all proposed decisions and all actions recommended or taken. The Secretary shall be responsible for the preparation of draft minutes. Draft minutes shall be sent to all members of the Program Management Team within five (5) working days after each meeting and shall be approved, if appropriate, at the next meeting. All records of the Program Management Team shall at all times be available to all of the Parties.

     8.2  Steering Committee.

             8.2.1  General.  The Parties have established a Steering Committee
                    -------
to oversee and manage the collaboration contemplated by this Agreement. The Steering Committee is and shall continue to be composed of three (3) representatives appointed by BioMarin and three (3) representatives appointed by Genzyme. Such representatives will be senior officers and/or managers of their respective companies, except that Barry Frankel may represent BioMarin on the Steering Committee provided that he executes a Confidentiality Agreement reasonably acceptable to Genzyme prior to the first meeting of the Steering Committee. Genzyme and BioMarin shall each designate one (1) of their respective representatives on the Steering Committee to act as Co-Chairman. The Steering Committee shall appoint one (1) of its members to act as Secretary.
The Steering Committee will meet as needed but not less than once each calendar quarter. Such meetings shall be at times and places or in such form (e.g., telephone or video conference) as the members of the Steering Committee shall agree. A Party may change one or more of its representatives to the Steering Committee at any time. Members of the Steering Committee may be represented at any meeting by another member of the Steering Committee or by a deputy. Any approval, determination or other action agreed to by unanimous consent of the members of the Steering Committee or their deputies present at the relevant Steering Committee meeting shall be the approval, determination or other action of the Steering Committee, provided at least two (2) representatives of each of BioMarin and Genzyme are present at such meeting. Representatives of either BioMarin and Genzyme who are not members of the Steering Committee may attend meetings of the Steering Committee as agreed to by the representative members of the other Party. Each Party shall bear its own personnel and travel costs and expenses relating to Steering Committee meetings, which costs and expenses shall not be included in the Program Costs.

             8.2.2  Functions.  The Steering Committee shall perform the
                    ---------
following functions: (a) determine the overall strategy for the Program in the manner contemplated by this Agreement; (b) coordinate the activities of the Parties hereunder; (c) settle disputes or disagreements that are unresolved by the Program Management Team; (d) approve any agreements with Third Parties regarding a Collaboration Product or which involve the grant of any rights related to the development, manufacture or marketing of a Collaboration Product;
(e) review and approve each Development Plan, including each significant change and annual update thereto, submitted to it pursuant to Section 5.1.3 hereof; (f) review and approve each Commercialization Plan, including each significant change and annual update thereto, submitted to it for approval pursuant to
Section 6.1.2 hereof; (g) serve as the governing body of BioMarin/Genzyme LLC; and (h) perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

             8.2.3  Minutes. The Steering Committee shall keep accurate minutes
                    -------
of its deliberations which shall record all proposed decisions and all actions recommended or taken. The Secretary shall be responsible for the preparation of draft minutes. Draft minutes shall be sent to all members of the Steering Committee within ten (10) working days after each meeting and shall be approved, if appropriate, at the next meeting. All records of the Steering Committee shall at all times be available to both BioMarin and Genzyme.

     8.3  General Disagreements. All disagreements within the Program Management
          ---------------------
Team or the Steering Committee shall be subject to the following:

             (a) The representatives to the Program Management Team or Steering Committee (as the case may be) will negotiate in good faith for a period of not less than thirty (30) days to attempt to resolve the dispute. In the case of the Program Management Team, any unresolved dispute shall be referred to the Steering Committee for good faith negotiations for an additional period of not less than thirty (30) days to attempt to resolve the dispute.

             (b) In the event that the dispute is not resolved after the period specified in clause (a), the representatives shall promptly present the disagreement to the Chief Executive Officers of BioMarin and Genzyme or a designee of such Chief Executive Officer reasonably acceptable to the other Party.

             (c) Such executives shall meet or discuss in a telephone or video conference each of BioMarin and Genzyme's views and explain the basis for such dispute.

             (d) If such executives cannot resolve such disagreement within thirty (30) days after such issue has been referred to them, then such dispute shall be referred to arbitration as described in Section 14.10 hereof.

                                  ARTICLE IX

                         INTELLECTUAL PROPERTY RIGHTS

     9.1  Ownership. The Parties acknowledge that the ownership rights set forth
          ---------
herein (a) shall not be affected by the participation in the discovery or development of an Invention (as defined below) by the Program Management Team or the Steering Committee in the course of discharging their duties hereunder and
(b) are subject to the license grants set forth in Article 3 above.

             9.1.1  Ownership and Assignment of Discoveries and Improvements.
                    --------------------------------------------------------
All right, title and interest in all writings, inventions, discoveries, improvements and other technology, whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon (collectively, the "Inventions") that are discovered, made or conceived during and in
     ----------
connection with the Program solely by employees of BioMarin or others acting on behalf of BioMarin ("BioMarin Inventions") shall be owned by BioMarin. All
                     -------- ----------
right, title and interest in all Inventions that are discovered, made or conceived during and in connection with the Program solely by employees of Genzyme or others acting on behalf of Genzyme ("Genzyme Inventions") shall be
                                                ------------------
owned by Genzyme. All right, title and interest in all Inventions that are discovered, made or conceived during and in connection with the Program jointly by employees of BioMarin and Genzyme ("Joint Inventions") shall be jointly owned
                                       ----------------
by Genzyme and BioMarin. Each of BioMarin and Genzyme shall promptly disclose to BioMarin/Genzyme LLC and the other Party the making, conception or reduction to practice of Inventions by employees or others acting on behalf of such Party. All BioMarin Inventions, Genzyme Inventions and Joint Inventions shall be automatically licensed to BioMarin/Genzyme LLC pursuant to Section 3.1 hereof. Except as expressly provided in this Agreement, it is understood that neither BioMarin nor Genzyme shall have any obligation to account to the other Party for profits, or obtain any approval of the other to grant a license or exploit a Joint Invention outside of the Field by reason of joint ownership of such Invention or other intellectual property. For avoidance of doubt, in any jurisdiction where consent of all owners of a Joint Invention is required in order to grant a license to such Invention, BioMarin and Genzyme each grants the other Party consent to grant a non-exclusive license to Joint Invention outside the Field.

             9.1.2  Ownership of Trademarks.  The Steering Committee shall
                    -----------------------
select and as between the Parties hereto BioMarin/Genzyme LLC shall own all trademarks for the sale and use of Collaboration Products in the Territory (collectively, "Product Marks") and all goodwill therein shall inure to the
                -------------
benefit of BioMarin/Genzyme LLC, and all expenses incurred by a Party with respect thereto shall be considered Program Costs. All Product Marks shall be registered in the name of BioMarin/Genzyme LLC if and when registered. In the event that the applicable laws and regulations of any country in which the Steering Committee elects to register any Product Marks require that such trademark(s) be registered in the name of an entity other than BioMarin/Genzyme LLC, or if the Steering Committee determines that it is in the best interests of the Parties, then the Steering Committee shall select such entity and ensure that a duly authorized officer of such entity agrees in writing that such entity shall (a) grant BioMarin/Genzyme LLC a worldwide, exclusive, fully-paid, royalty-free, irrevocable right and license (with the right to grant and authorize sublicenses) to use such Product Marks and (b) comply with the provisions of Article 13 hereof with respect to the ownership and/or disposition of such Product Marks in the event this Agreement is terminated and provide the level of cooperation described in
Section 14.1 hereof in connection therewith. Each Party hereby acknowledges agrees that at no time during of this Agreement to challenge or assist others to challenge the Product Marks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to such Product Marks.

             9.1.3  Cooperation of Employees.  Each of BioMarin and Genzyme
                    ------------------------
represents and agrees that all employees or others acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Party, or as such Party shall direct, all Inventions made or conceived by such employee or other person. In the case of non-employees working for other companies or institutions on behalf of BioMarin or Genzyme, BioMarin or Genzyme, as applicable, shall have the right to obtain licenses for all Inventions made by such non-employees on behalf of BioMarin or Genzyme, as applicable, in accordance with the policies of said company or institution. BioMarin and Genzyme agree to undertake to enforce such agreements (including, where appropriate, by legal action) considering, among other things, the commercial value of such Inventions.

     9.2  Filing, Prosecution and Maintenance of Patent Rights.

             9.2.1  Filing, Prosecution and Maintenance.  Each of BioMarin and
                    -----------------------------------
Genzyme shall be responsible for the filing, prosecution and maintenance of all Patent Rights within the BioMarin Patent Rights and Genzyme Patent Rights, respectively. The Steering Committee shall designate either BioMarin or Genzyme as the Party responsible for the filing, prosecution and maintenance of Patent Rights within the BioMarin/Genzyme Patent Rights. For so long as any of the license grants set forth in Article 3 hereof remain in effect and upon request of the other Party, each of BioMarin and Genzyme agrees to file and prosecute patent applications and maintain the Patent Rights for which it is responsible in all countries in the Territory selected by the Steering Committee. Each of BioMarin and Genzyme shall consult with and keep the other fully informed of important issues relating to the preparation and filing (if time permits), prosecution and maintenance of such patent applications and patents, and shall furnish to the other Party copies of documents relevant to such preparation, filing, prosecution or maintenance in sufficient time prior to filing such document or making any payment due thereunder to allow for review and comment by the other Party and, to the extent possible in the reasonable exercise of its discretion, the filing Party shall incorporate all such comments.

             9.2.2  Patent Filing Costs.  All costs associated with filing,
                    -------------------
prosecuting and maintaining patent applications and patents covering each of the BioMarin Patent Rights, Genzyme Patent Rights and BioMarin/Genzyme Patent Rights specific to the Collaboration Products in the Territory shall be deemed Development Costs; provided, however, that if any such Patent Rights include claims directed at subject matter other than Collaboration Products, one-half (1/2) of the costs incurred for the filing, prosecution and maintaining of such Patent Rights shall be deemed Development Costs. For purposes of this Section 9.2, "prosecution and maintenance" of Patent Rights shall be deemed to include, without limitation, the conduct of interferences or oppositions, and/or requests for re-examinations, reissues or extensions of patent terms.

     9.3  Cooperation.  Each of BioMarin and Genzyme shall make available to the
          -----------
other Party (or to the other Party's authorized attorneys, agents or representatives) its employees, agents or consultants to the extent necessary or appropriate to enable the appropriate Party to file, prosecute and maintain patent applications and resulting patents with respect to inventions owned by a Party and for periods of time sufficient for such Party to obtain the assistance it needs from such personnel. Where appropriate, each of BioMarin and Genzyme shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other Party.

     9.4  Notification of Patent Term Restoration.  Each of BioMarin and Genzyme
          ---------------------------------------
shall notify the other Party of (a) the issuance of each patent included within the Patent Rights for which the notifying Party is responsible pursuant to
Section 9.2.1 above, giving the date of issue and patent number for each such patent, and (b) each notice pertaining to any patent included within the Patent Rights for which the notifying Party is so responsible which it receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984, including notices pursuant to (S)(S)101 and 103 of such Act from persons who have filed an abbreviated NDA. Such notices shall be given promptly, but in any event within ten (10) business days after receipt of each such notice pursuant to such Act. Each of BioMarin and Genzyme shall notify the other Party of each filing for patent term restoration under such Act, any allegations of failure to show due diligence and all awards of patent term restoration (extensions) with respect to the Patent Rights for which the notifying Party is responsible.

     9.5  No Other Technology Rights.  Except as otherwise expressly provided in
          --------------------------
this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or other right to the Patent Rights, Technology or Manufacturing Know-How of the other Party, including items owned, controlled or developed by the other Party, or transferred by the other Party to said Party at any time pursuant to this Agreement. It is understood and agreed that this Agreement does not grant either Party any license or other right in the Patent Rights of the other Party except as expressly provided in Article 3 hereof and this Article 9.

     9.6  Defense of Third Party Infringement Claims.  If the manufacture,
          ------------------------------------------
production, sale or use of any Collaboration Product pursuant to this Agreement results in a claim, suit or proceeding (collectively, "Actions") alleging patent
                                                       -------
infringement against BioMarin or Genzyme (or their respective Affiliates), such Party shall promptly notify the other Party hereto in writing. The Party subject to such Action (for purposes of this Section 9.6, the "Controlling
                                                               -----------
Party") shall have the exclusive right to defend and control the defense of any such Action using counsel of its own choice; provided, however, that if such Action is directed to the subject of the Patent Rights of the other Party (i.e., the BioMarin Patent Rights or the Genzyme Patent Rights), such other Party may participate in the defense and/or settlement thereof at its own expense with counsel of its choice. Except as agreed in writing by Genzyme and BioMarin, the Controlling Party shall not enter into any settlement relating to a Collaboration Product, if such settlement admits the invalidity or unenforceability of any Patent Rights within the BioMarin Patent Rights or the Genzyme Patent Rights, as applicable, of the other Party. The Controlling Party agrees to keep the other Party hereto reasonably informed of all material developments in connection with any such Action. Any cost, liability or expense (including amounts paid in settlement) incurred by the Controlling Party as a result of such Action shall be included in Commercialization Costs for the Collaboration Product(s) that are the subject of such Action (or, if the Action is brought prior to the first commercial sale of such Collaboration Product(s), such amounts shall be included in Development Costs incurred by the Controlling Party) and shall not be subject to the limitations of Sections 1.9, 4.2, 5.1.3, 6.1.2 or 6.4 above provided that the other Party consents to incurrence of such cost, liability or expense, with such consent not to be unreasonably withheld.

     9.7  Enforcement of Patent Rights.
          ----------------------------

             9.7.1  Enforcement. Subject to the provisions of this Section 9.7,
                    -----------
in the event that BioMarin or Genzyme reasonably believes that any BioMarin Patent Rights, BioMarin Technology, Genzyme Patent Rights, Genzyme Technology, BioMarin/Genzyme Patent Rights or BioMarin/Genzyme Technology necessary for the manufacture, use or sale of a Collaboration Product in the Field is infringed or misappropriated by a Third Party or is subject to a declaratory judgment action arising from such infringement in a country, in each case with respect to the manufacture, sale or use of a product potentially competitive with a Collaboration Product within the Field, Genzyme or BioMarin (respectively) shall promptly notify the other Party hereto. Promptly after such notice the Parties shall meet to discuss the course of action to be taken with respect to an Enforcement Action (as defined below) with respect to such infringement or misappropriation, including the control thereof and sharing of costs and expenses related thereto, for the purposes of entering into a litigation agreement setting forth the same ("Litigation Agreement"). If the Parties do
                                   --------------------
not enter such Litigation Agreement, the Party whose Patent Rights or Technology is so allegedly infringed or misappropriated, or is subject to such declaratory judgment action, (for purposes of this Section 9.7, the "Owner") shall have the
                                                         -----
initial right (but not the obligation) to enforce the intellectual property rights within such Patent Rights or Technology, or defend any declaratory judgment action with respect thereto (for purposes of this Section 9.7, an "Enforcement Action"); provided that the Owner agrees to indemnify the other
 ------------------
Party for any and all liabilities and expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) incurred by such other Party as a result of such Enforcement Action.

             9.7.2  Information.  Absent a Litigation Agreement, the Party
                    -----------
initiating or defending any such Enforcement Action shall keep the other Party hereto reasonably informed of the progress of any such Enforcement Action, and such other Party shall have the right to participate with counsel of its own choice at its own expense.

             9.7.3  Enforcement Costs; Recoveries. Unless otherwise agreed,  the
                    -----------------------------
Party initiating an Enforcement Action shall, at the option of such Party, have the right to either: (i) assume responsibility for all costs and expenses of such Enforcement Action, in which case all amounts recovered in the Enforcement Action (including without limitation amounts resulting from a settlement thereof) shall be retained by such Party; or (ii) include such costs and expenses within the Development Costs or Commercialization Costs, as applicable, in which case all amounts recovered in the Enforcement Action, after reimbursing the Party initiating the Action for any costs and expenses not previously so offset, shall be shared by BioMarin and Genzyme in accordance with their respective Percentage Interests.

     9.8  Third Party Rights.  The foregoing provisions of this Article 9 shall
          ------------------
be subject to and limited by any agreements pursuant to which BioMarin and Genzyme, as the case may be, acquired any particular BioMarin Patent Rights, BioMarin Technology or Genzyme Patent Rights or Genzyme Technology.

     9.9  Third Party Agreements--Reports.  To the extent that a Party is
          -------------------------------
obligated to provide reports to a Third Party pursuant to a Third Party Agreement as a result of or reporting on the status of activities of the other Party hereunder, the other Party hereto shall reasonably assist the reporting Party by providing information in its possession or control and in sufficient detail to complete and submit such reports as required.

                                   ARTICLE X

                                CONFIDENTIALITY

     10.1 Nondisclosure Obligations.  Except as otherwise provided in this
          -------------------------
Article 10, during the term of this Agreement and for a period of five (5) years thereafter, the Parties shall, and BioMarin shall cause BioMarin Genetics to, maintain in confidence and use only for purposes specifically authorized under this Agreement any information furnished to it by the other Party hereto pursuant to this Agreement which if disclosed in tangible form is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature or if disclosed orally or by inspection is indicated orally to be confidential or proprietary by the Party disclosing such information at the time of such disclosure and is confirmed in writing as confidential or proprietary by the disclosing Party (describing in reasonable detail the information to be treated as confidential) within a reasonable time after such disclosure (collectively, "Information").
                           -----------

     To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, a Party may disclose Information of the other Party it is otherwise obligated under this Section 10.1 not to disclose to its Affiliates, permitted sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis and on the condition that such entities or persons agree to keep the Information confidential for the same time periods and to substantially the same extent as such Party is required to keep such Information confidential; and a Party or its permitted sublicensees may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials or to file and maintain Regulatory Approvals with and to market commercially Collaboration Products. The obligation not to disclose Information shall not apply to any part of such Information that: (i) is or becomes patented, published or otherwise becomes publicly known other than by acts of the Party obligated not to disclose such Information or its Affiliates or sublicensees in contravention of this Agreement; (ii) can be shown by written documents to have been disclosed to the receiving Party or its Affiliates or sublicensees by a Third Party, provided that such Information was not obtained by such Third Party directly or indirectly from the disclosing Party under this Agreement; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates or sublicensees, provided that such Information was not obtained directly or indirectly from the disclosing Party under this Agreement; (iv) can be shown by written documents to have been independently developed by the receiving Party or its Affiliates without breach of any of the provisions of this Agreement; or (v) is required to be disclosed by the receiving Party to comply with applicable laws or regulations, or with a court or administrative order, provided that the receiving Party notifies the disclosing Party in writing prior to any such disclosure and agrees to use reasonable efforts to secure confidential treatment thereof prior to its disclosure (whether by protective order or otherwise).

     10.2 Terms of this Agreement; Press Releases.  The Parties agree to seek
          ---------------------------------------
confidential treatment for any filing of this Agreement with the Securities and Exchange Commission and shall agree upon the content of the request for confidential treatment made by each Party in respect of such filing. Except as permitted by the foregoing provisions or as otherwise required by law, BioMarin and Genzyme each agree not to disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party; provided that each Party shall be entitled to disclose the terms of this Agreement without such consent to its advisors and potential investors or other financing sources on the condition that such entities or persons agree to keep such terms confidential for the same time periods and to the same extent as such Party is required to keep such terms confidential. The Parties agree that all press releases related to the Program shall be issued jointly by BioMarin and Genzyme and that the Party preparing any such press release shall provide the other Party with a draft thereof reasonably in advance of disclosure so as to permit the other Party to review and comment on such press release. Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Question & Answer outline for use in responding to inquiries about the Agreement; thereafter, BioMarin and Genzyme may each disclose to Third Parties the information contained in such press release and Question & Answer outline without the need for further approval by the other.

     10.3 Publications.  Each Party recognizes the mutual interest in obtaining
          ------------
valid patent protection. Consequently, any Party, its employees or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such Party as part of the Program (the "Publishing Party") shall transmit to the other Party (the
                     ----------------
"Reviewing Party") a copy of the proposed written publication at least forty-
 ---------------
five (45) days prior to submission for publication, or an abstract of such oral disclosure at least fifteen (15) days prior to submission of the abstract or the oral disclosure, whichever is earlier. The Reviewing Party shall have the right to (a) request a delay in publication or presentation in order to protect patentable information, (b) propose modifications to the publication for patent reasons or (c) request that the information be maintained as a trade secret. With respect to publications or disclosures by investigators or other Third Parties, such publications and disclosures shall be subject to review by the Reviewing Party under this Section 10.3 only to the extent that the submitting Party has the right to do so.

          10.3.1  Patents.  If the Reviewing Party requests a delay as described
                  -------
in clause (a) above, the Publishing Party shall delay submission or presentation of the publication for a period of ninety (90) days to enable patent applications protecting each Party's rights in such information to be filed. Upon the expiration of forty-five (45) days, in the case of proposed written disclosures, or fifteen (15) days, in the case of an abstract of proposed oral disclosures, from transmission of such proposed disclosures to the Reviewing Party, the Publishing Party shall be free to proceed with the written publication or the oral presentation, respectively, unless the Reviewing Party has requested the delay described above.

           10.3.2   Other. To the extent possible in the reasonable exercise of
                    -----
its discretion, the Publishing Party shall incorporate all modifications proposed under clause (b) above. If a trade secret that is the subject of a request made under clause (c) above cannot be otherwise protected without unreasonable expense to the Reviewing Party, such information shall be omitted from the publication.

                                  ARTICLE XI

                        REPRESENTATIONS AND WARRANTIES

     11.1  Authorization.  Each Party warrants and represents to the other
           -------------
Parties that (a) it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to perform fully its obligations hereunder, (b) this Agreement has been duly executed and delivered and is a valid and binding agreement of such Party, enforceable in accordance with its terms, (c) such Party has obtained all necessary approvals to the transactions contemplated hereby and (d) such Party has not made and will not make any commitments to others in conflict with or in derogation of such rights or this Agreement.

     11.2  Intellectual Property Rights.
           ----------------------------

           11.2.1 BioMarin hereby represents and warrants that, as of the Date of Execution, (a) it possesses an exclusive right, title and interest in or to, the BioMarin Patent Rights and the BioMarin Technology, (b) the BioMarin Patent Rights and the BioMarin Technology are free and clear of any lien or other encumbrance and (c) it has the right to (i) enter into the obligations set forth in this Agreement and (ii) grant the rights and licenses set forth in Article 3 hereof.

           11.2.2 BioMarin hereby represents and warrants that it is not aware of any issued patent that would be infringed by the manufacture and sale of Collaboration Products as contemplated by this Agreement.

           11.2.3 Genzyme hereby represents and warrants that as of the Date of Execution (a) it possesses an exclusive right, title and interest in the Genzyme Patent Rights and the Genzyme Technology, (b) the Genzyme Patent Rights and the Genzyme Technology are free and clear of any lien or other encumbrance and (c) it has the right to (i) enter into the obligations set forth in this Agreement and (ii) grant the rights and licenses set forth in Article 3 hereof.

     11.3  Warranties.
           ----------

           11.3.1   Genzyme Warranties.  Genzyme warrants that (i) the
                    ------------------
Collaboration Products delivered by Genzyme pursuant to Section 7.2 hereof, if any, will conform in all material respects to the Specifications, the conditions of any applicable Regulatory Approvals regarding the manufacturing process and any applicable requirements of the Regulatory Scheme regarding the manufacturing process and (ii) the Collaboration Products sold pursuant to Section 6.2 hereof will be marketed and sold in all material respects in accordance with the conditions of any applicable Regulatory Approvals and any applicable labeling claims.

           11.3.2   BioMarin Warranties.  BioMarin warrants that the
                    -------------------
Collaboration Products delivered by BioMarin pursuant to Section 7.2 hereof will conform in all material respects to the Specifications, the conditions of any applicable Regulatory Approvals regarding the manufacturing process and any applicable requirements of the Regulatory Scheme regarding the manufacturing process.

     11.4  Disclaimer of Representations and Warranties.  EXCEPT AS OTHERWISE
           --------------------------------------------
EXPRESSLY SET FORTH IN THIS AGREEMENT, NONE OF BIOMARIN, GENZYME OR BIOMARIN/GENZYME LLC MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND THE NON-INFRINGEMENT OF ANY THIRD-PARTY PATENTS OR PROPRIETARY RIGHTS. ALL UNIFORM COMMERCIAL CODE WARRANTIES ARE EXPRESSLY DISCLAIMED BY THE PARTIES.

     11.5  Limitation of Liability.  IT IS AGREED BY THE PARTIES THAT NO PARTY
           -----------------------
SHALL BE LIABLE TO ANOTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. Remedies shall be limited to claims for amounts due hereunder or as otherwise provided in this Agreement, including claims for indemnification as provided in Section 12.1 hereof.

                                  ARTICLE XII

                                   INDEMNITY

     12.1  BioMarin/Genzyme LLC Indemnity Obligations.  The Operating Agreement
           ------------------------------------------
shall provide that BioMarin/Genzyme LLC shall indemnify each of the Members and its Affiliates, employees and agents (each an "Indemnified Person") for any act
                                               ------------------
performed by such Indemnified Person within the scope of the authority conferred upon such Indemnified Person under this Agreement; provided that it shall be a condition to such indemnity that (a) the Indemnified Person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of BioMarin/Genzyme LLC, (b) the act for which indemnification is sought did not constitute gross negligence or willful misconduct by such Indemnified Person and (c) payment and indemnification of any matter disposed of by a compromise payment by such Indemnified Person, pursuant to consent decree or otherwise, shall have been approved by the Members, which approval shall not be unreasonably withheld or delayed, or by a court of competent jurisdiction.

     12.2  Insurance.  BioMarin/Genzyme LLC shall maintain clinical trial and
           ---------
product liability insurance with respect to development, manufacture and sales of Collaboration Products in an amount reasonably believed by Genzyme and BioMarin to be adequate and customary for the development, manufacture and sale of novel therapeutic products. Genzyme and BioMarin shall be named as additional insureds on any such policy. Genzyme and BioMarin shall each maintain similar clinical trial and product liability insurance coverage in amounts reasonably determined by the Steering Committee from time to time.

                                 ARTICLE XIII

                             TERM AND TERMINATION


     13.1  Term. The term of this Agreement shall be perpetual unless terminated
           ----
pursuant to Section 13.2 below.

     13.2  Termination.  This Agreement may be terminated in the following
           -----------
circumstances:

           13.2.1   For Certain Material Breaches.  If either BioMarin or
                    -----------------------------
Genzyme (a) fails to use commercially reasonable and diligent efforts to perform any material duty imposed upon such Party under this Agreement or a Development Plan or Commercialization Plan or (b) fails to make two (2) or more capital contributions in accordance with Section 4.2 hereof, and such failure to perform is not cured within ninety (90) days of written notice thereof from the non-breaching Party, the non-breaching Party may elect, in its sole discretion, to
(i) in the case of clause (b) above, waive the terms of Article 4 hereof with respect to any one or more required capital contributions and cause the respective Percentage Interests and future funding responsibilities of the Parties to be adjusted in accordance with Section 4.1 of the Operating Agreement or (ii) terminate this Agreement with the consequences set forth in Section
13.3.1 below. Such 90-day period shall be extended to one hundred eighty (180) days if the breaching Party has engaged in good faith efforts to remedy such default within such 90-day period and indicated in writing to the non-breaching Party prior to the expiration of such 90-day period that it believes that it will be able to remedy the default within such 180-day period, but such extension shall apply only so long as the breaching Party is engaging in good faith efforts to remedy such default.

           13.2.2   For Failure to Make the Section 4.4 Payment.  In the event
                    -------------------------------------------
that Genzyme fails to make the payment pursuant to Section 4.4(b) hereof and such failure is not cured within ten (10) days of written notice thereof from BioMarin, BioMarin may elect, in its sole discretion, to either (a) enforce the terms of this Agreement and seek any and all remedies available to it at law and in equity or (b) terminate this Agreement with the consequences set forth in
Section 13.3.2 below.

           13.2.3   For Convenience.  Either BioMarin or Genzyme may elect to
                    ---------------
terminate this Agreement for any reason at any time after the earlier of (i) such time as BioMarin/Genzyme LLC has received U.S. FDA approval for the BLA for the first Collaboration Product or (ii) December 31, 2000 if BioMarin/Genzyme LLC has not received U.S. FDA approval of the BLA for the first Collaboration Product on or before such date upon one (1) year prior written notice to the other Party

(during which one-year period the obligations of the Parties, including without limitation obligations with respect to capital contributions, shall continue in full force and effect). For purposes of the foregoing, "approval" shall be deemed to occur upon the U.S. FDA's issuance of an approval letter as set forth in 21 C.F.R. (S)314.105. If either Party terminates this Agreement pursuant to clause (ii) above, the Development Plan in effect and the Parties' respective obligations with respect to capital contributions as of the date notice of termination is given shall be extended until the effective date of such termination.

           13.2.4   Upon Change of Control.  Either BioMarin or Genzyme may
                    ----------------------
terminate this Agreement in the event that the other Party is a party to a transaction involving (a) a merger or consolidation in which such Party is not the surviving entity or (b) the sale of all or substantially all of the assets of such Party to a Third Party. Termination of this Agreement pursuant to this
Section 13.2.4 shall be effective as of the effective date of such transaction.

           13.2.5   Upon Bankruptcy.  Either BioMarin or Genzyme may terminate
                    ---------------
this Agreement with the consequences set forth in Section 13.3.5 below, if (A) the other Party fails to meet any material obligation hereunder and: (i) applies for or consent to the appointment of a receiver, trustee, liquidation or custodian of itself or of all or a substantial part of its property, (ii) becomes unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated in full or in part (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or
(vi) takes any action for the purpose of effecting any of the foregoing; or (B) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the other Party or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the other Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) calendar days of commencement.

     13.3  Effects of Termination.
           ----------------------

           13.3.1   For Certain Material Breaches. In addition to the rights and
                    -----------------------------
duties set forth in Sections 13.4 and 13.5 below, BioMarin Genetics shall have the following rights and BioMarin and Genzyme shall have the following rights and duties upon termination of this Agreement pursuant to Section 13.2.1 above:

                    (a) the non-breaching Party shall have an irrevocable right and license, with the right to grant and authorize sublicenses, under the breaching Party's Patent Rights, Technology (i.e., the BioMarin Patent Rights and BioMarin Technology or the Genzyme Patent Rights and Genzyme Technology, as appropriate) and Manufacturing Know-How Controlled by the breaching Party to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Field and in the Territory, and the breaching Party shall execute such documents and take all action as may be necessary or desirable to effect the foregoing; provided, that such license shall be for the same level of exclusivity as the rights granted with respect thereto under Section 3.1 hereof immediately prior to such termination; provided further that any license granted hereunder shall be subject to the obligation of the non-breaching Party to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

                    (b) the breaching Party shall assign and transfer all of its interest in BioMarin/Genzyme LLC to the non-breaching Party, and the non-breaching Party may dissolve BioMarin/Genzyme LLC in its sole discretion; provided that in the event that BioMarin is the breaching Party, it shall also cause BioMarin Genetics to assign and transfer all of its interest in BioMarin/Genzyme LLC to Genzyme.

                    (c) (i) all licenses granted pursuant to Article 3 shall be revoked, (ii) if BioMarin/Genzyme LLC is dissolved, any applicable Regulatory Approvals (other than any Regulatory Approvals filed in the name of an entity other than BioMarin/Genzyme LLC pursuant to Section 5.3 hereof), "Orphan Drug" designations and clinical data owned or licensed by BioMarin/Genzyme LLC and any trademarks owned or licensed by BioMarin/Genzyme LLC (other than any trademarks registered in the name of an entity other than BioMarin/Genzyme LLC pursuant to
Section 9.1.2 hereof) shall be assigned or exclusively licensed to the non-breaching Party and (iii) any Regulatory Approvals filed and any trademarks registered in the name of an entity other than BioMarin/Genzyme LLC shall be (A) exclusively licensed to BioMarin/Genzyme LLC, the non-breaching Party or any Third Party or Affiliate designated by the non-breaching Party until such time as BioMarin/Genzyme LLC, the non-breaching Party or its designee is qualified to hold such Regulatory Approvals or trademarks under the applicable provisions of the Regulatory Scheme and (B) transferred or assigned to BioMarin/Genzyme LLC, the non-breaching Party or its designee, as appropriate, as soon as practicable thereafter;

                    (d) the non-breaching Party shall become obligated to pay the breaching Party an amount equal to (i) ninety percent (90%) of the Fair Value (as defined in Section 13.3.6 below) of the breaching Party's interest in the Collaboration Products as of the date of termination, plus (ii) the non-
                                                             ----
terminating Party's Percentage Interest of the net asset value of BioMarin/Genzyme LLC as of the date of termination after deduction of net assets included in the Fair Value of Collaboration Products, plus (iii)
                                                             ----
interest thereon at the Base Rate of interest declared from time to time by BankBoston, N.A. in Boston, Massachusetts from the date of termination to the date payment is made (the "Breach Buyout Amount"), payable as follows:
                           --------------------

                           (1)  if the non-breaching Party elects to sell or
otherwise dispose of all or any portion of its or its Affiliates' right, title and interest in the Collaboration Products, then the non-breaching Party shall, upon any such sale or other disposition, pay the breaching Party an amount equal to seventy-five percent (75%) of the net proceeds of such sale or other disposition when such payments are actually paid;

                           (2)  for as long as the non-breaching Party
(together, in the case of BioMarin with BioMarin Genetics) has not sold or otherwise disposed of all or a portion of its (together in the case of BioMarin, with BioMarin Genetics) right, title and interest in the Collaboration Products which is equal to or greater than the breaching Party's (together in the case of

BioMarin, with BioMarin Genetics) Percentage Interest as of the date of termination, the non-breaching Party shall pay the breaching Party (and, in the event that BioMarin is the breaching Party, BioMarin Genetics) a percentage of Net Profits, which percentage shall equal (i) the breaching Party's (and, in the event that BioMarin is the breaching Party, BioMarin Genetics) Percentage Interest as of the date of termination minus (ii) a percentage equal to the portion of the right, title and interest in the Collaboration Products sold or otherwise disposed of by the non-breaching Party (and in the event that BioMarin is the nonbreaching Party, BioMarin Genetics) as described in the preceding paragraph; and

                           (3)  on the fourth anniversary of the date of
termination, the non-breaching Party shall pay the breaching Party (and, in the event that BioMarin is the breaching Party, BioMarin Genetics) the difference between the aggregate amounts paid pursuant to clauses (1) and (2) above and the Breach Buyout Amount; provided, that the aggregate amount of all payments made under clauses (1), (2) and (3) shall not exceed the Breach Buyout Amount; and

                    (e) if Genzyme has not paid all of the payments described in Section 4.4 hereof on or before the date of termination, termination of this Agreement shall not relieve Genzyme of its obligations to pay any such unpaid amount at such time as it becomes due and payable in accordance with the schedule set forth in Section 4.4 hereof.

           13.3.2   For Failure to Make the Section 4.4 Payment. In addition to
                    -------------------------------------------
the rights and duties set forth in Sections 13.4 and 13.5 below, BioMarin shall have the following rights and duties upon termination of this Agreement pursuant to Section 13.2.2(b) above:

                    (a) BioMarin shall have an irrevocable right and license, with the right to grant and authorize sublicenses, under the Genzyme Patent Rights, Genzyme Technology and Manufacturing Know-How Controlled by Genzyme to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Field and in the Territory, and Genzyme shall execute such documents and take all action as may be necessary or desirable to affect the foregoing; provided, that such license shall be for the same level of exclusivity as the rights granted with respect thereto under
Section 3.1; provided further that any license granted hereunder shall be subject to the obligation of BioMarin to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

                    (b) Genzyme shall assign and transfer all of its interest in BioMarin/Genzyme LLC to BioMarin, and BioMarin may dissolve BioMarin/Genzyme LLC in its sole discretion;

                    (c) (i) all licenses granted pursuant to Article 3 shall be revoked, (ii) if BioMarin/Genzyme LLC is dissolved, any applicable Regulatory Approvals (other than any Regulatory Approvals filed in the name of an entity other than BioMarin/Genzyme LLC pursuant to Section 5.3 hereof), "Orphan Drug" designations and clinical data owned or licensed by BioMarin/Genzyme LLC and any trademarks owned or licensed by BioMarin/Genzyme LLC (other than any trademarks registered in the name of an entity other than BioMarin/Genzyme LLC pursuant to
Section 9.1.2 hereof) shall be assigned or exclusively licensed to BioMarin and
(iii) any Regulatory Approvals filed and any trademarks registered in the name of an entity other than BioMarin/Genzyme LLC shall be (A) exclusively licensed to BioMarin/Genzyme LLC, BioMarin or any Third Party or Affiliate designated by BioMarin until such time as BioMarin/Genzyme LLC, BioMarin or its designee is qualified to hold such Regulatory Approvals or trademarks under the applicable provisions of the Regulatory Scheme and (B) transferred or assigned to BioMarin/Genzyme LLC, BioMarin or its designee, as appropriate, as soon as practicable thereafter; and

                    (d) BioMarin shall become obligated to pay Genzyme an amount equal to (i) the aggregate amount of Genzyme's capital contributions to BioMarin/Genzyme LLC minus two million dollars ($2,000,000) plus (ii)
                                                            ----
interest thereon at the Base Rate of interest declared from time to time by BankBoston, N.A. in Boston, Massachusetts from the date of termination to the date payment is made (the "Milestone Breach Buyout Amount"), payable on the
                          -------------------------------
terms and conditions and in accordance with the schedule of payments set forth in Section 13.3.1(d), mutatis mutandis.

           13.3.3   For Convenience.  In addition to the rights and duties set
                    ---------------
forth in Sections 13.4 and 13.5 below, BioMarin Genetics shall have the following rights and BioMarin and Genzyme shall have the following rights and duties upon termination of this Agreement pursuant to Section 13.2.3 above:

                    (a) the non-terminating Party shall have an option exercisable upon written notice to the terminating Party within the one-year period provided in Section 13.2.3 hereof to obtain from the terminating Party the irrevocable right and license, with the right to grant and authorize sublicenses, under the terminating Party's Patent Rights, Technology and Manufacturing Know-How to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Field and in the Territory, and the terminating Party shall execute such documents and take all action as may be necessary or desirable to affect the foregoing; provided, that such license shall be for the same level of exclusivity as the rights granted with respect thereto under Section 3.1; provided further that any license granted hereunder shall be subject to the obligation of the non-terminating Party to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

                    (b) upon exercise of its license option provided in paragraph (a) of this Section 13.3.3, the terminating Party shall assign and transfer all of its interest in BioMarin/Genzyme LLC to the non-terminating Party, and the non-terminating Party may dissolve BioMarin/Genzyme LLC in its sole discretion;

                    (c) upon exercise of its license option provided in paragraph (a) of this Section 13.3.3, (i) all licenses granted pursuant to
Article 3 shall be revoked, (ii) if BioMarin/Genzyme LLC is dissolved, any applicable Regulatory Approvals (other than any Regulatory Approvals filed in the name of an entity other than BioMarin/Genzyme LLC pursuant to Section 5.3 hereof), "Orphan Drug" designations and clinical data owned or licensed by BioMarin/Genzyme LLC and any trademarks owned or licensed by BioMarin/Genzyme LLC (other than any trademarks registered in the name of an entity other than BioMarin/Genzyme LLC pursuant to Section 9.1.2 hereof) shall be assigned to the non-terminating Party and (iii) any Regulatory Approvals filed and any trademarks registered in the name of an entity other than BioMarin/Genzyme LLC shall be (A) exclusively licensed to BioMarin/Genzyme LLC, the non-terminating-Party or any Third Party or Affiliate designated by such Party until such time as BioMarin/Genzyme LLC, the non-terminating Party or its designee is qualified to hold such

Regulatory Approvals or trademarks under the applicable provisions of the Regulatory Scheme and (B) transferred or assigned to BioMarin/Genzyme LLC, the non-terminating Party or its designee, as appropriate, as soon as practicable thereafter;

                    (d) upon the exercise of its license option provided in paragraph (a) of this Section 13.3.3, the non-terminating Party shall become obligated to pay to the terminating Party an amount equal to (i) one hundred percent (100%) of the Fair Value (as defined in Section 13.3.6 below) of the terminating Party's interest in the Collaboration Products as of the date of termination (or, in the event that BioMarin is the non-terminating Party, Genzyme shall pay the BioMarin Companies an amount equal to one hundred percent (100%) of the Fair Value of the BioMarin Companies' aggregate interest in the Collaboration Products as of the date of termination) plus (ii) the
                                                             ----
non-terminating Party's Percentage Interest of the net asset value of BioMarin/Genzyme LLC as of the date of termination after deduction of net assets included in the Fair Value of Collaboration Products, plus (iii)
                                                             ----
interest thereon at the Base Rate of interest declared from time to time by BankBoston, N.A. in Boston, Massachusetts from the date of termination to the date payment is made (the "Convenience Buyout Amount"), payable on the terms
                           -------------------------
and conditions and in accordance with the schedule of payments set forth in
Section 13.3.1(d), mutatis mutandis; and

                    (e)  if the license option provided in paragraph (a) of this
Section 13.3.3 is not exercised, then all right, title and interest in the Collaboration Products shall be sold to the highest bidder within eighteen (18) months from the date of termination and the proceeds shall be allocated between the Members in proportion to their Percentage Interests in BioMarin/Genzyme LLC as of the date of termination and BioMarin/Genzyme LLC shall be dissolved.

                    (f) Notwithstanding the foregoing provisions of Section 13.3.3(d), if Genzyme terminates this Agreement for convenience prior to December 31, 2000, the Convenience Buyout Amount shall be equal to (i) the aggregate amount of Genzyme's capital contributions to BioMarin/Genzyme LLC minus two million dollars ($2,000,000) plus (ii) interest thereon at the Base
-----                                  ----
Rate of interest declared from time to time by BankBoston, N.A. in Boston, Massachusetts from the date of termination to the date payment is made.

           13.3.4   Upon a Change of Control.  In addition to the rights and
                    ------------------------
duties set forth in Sections 13.4 and 13.5 below, BioMarin and Genzyme shall have the following rights and duties upon termination of this Agreement pursuant to Section 13.2.4 above:

                    (a) the terminating Party shall have the exclusive, irrevocable and, except as provided in Section 13.3.4(d), royalty-free right and license, with the right to grant sublicenses, under the non-terminating Party's Patent Rights, Technology and Manufacturing Know-How to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Territory and in the Field, and the non-terminating Party shall execute such documents and take all action as may be necessary or desirable to effect the foregoing; provided, that any license granted hereunder shall be subject to the obligation of the terminating Party to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

               (b) the non-terminating Party shall assign and transfer all of its interest in BioMarin/Genzyme LLC to the terminating Party, and the terminating Party may dissolve BioMarin/Genzyme LLC in its sole discretion; provided that in the event that BioMarin is the non-terminating Party, it shall also cause BioMarin Genetics to assign and transfer all of its interest in BioMarin/Genzyme LLC to Genzyme;

               (c) all licenses granted pursuant to Article 3 shall be revoked and, if BioMarin/Genzyme LLC is dissolved, any applicable Regulatory Approval, "Orphan Drug" designations and clinical data owned or licensed by BioMarin/Genzyme LLC and any trademarks owned or licensed by BioMarin/Genzyme LLC shall be assigned or licensed to the terminating Party; and

               (d) the terminating Party (the "Offeror") shall, pursuant to the
                                               -------
conditions set forth in this Section 13.4(d), give the other Party (Genzyme in the case BioMarin is terminating or the BioMarin Companies in the case Genzyme is terminating, in either case the "Offeree") at the time of termination written
                                    -------
notice of the Offeror's intention to purchase Offeree's entire interest in and to (i) the Collaboration Products as of the date of termination and (ii) the Percentage Interest of the net asset value of BioMarin/Genzyme LLC as of the date of termination (the "Notice of Offer"). The Notice of Offer shall state
                          ---------------
therein the specific price, terms and conditions under which the Offeror agrees to purchase Offeree's entire interest in and to (i) the Collaboration Products as of the date of termination and (ii) the Percentage Interest of the net asset value of BioMarin/Genzyme LLC as of the date of termination; provided, however, that the purchase price shall be paid in cash, publicly-traded and registered securities or as the Parties otherwise agree. The Offeree shall then have ninety
(90) days (the "Acceptance Period") from the receipt of the Notice of Offer to
                -----------------
give notice (the "Notice of Acceptance") of the Offeree's intention to accept
                  --------------------
the offer of the Offeror and shall sell Offeree's entire interest in and to (i) the Collaboration Products as of the date of termination and (ii) the Percentage Interest of the net asset value of BioMarin/Genzyme LLC as of the date of termination to Offeror for the price and upon such terms and conditions as set forth in the Notice of Offer. In the event the Offeree gives such Notice of Acceptance, a closing shall be held within ninety (90) days of the receipt of the Notice of Acceptance by the Offeror. In the event the Offeree elects not to accept the Offeror's offer to purchase, by giving the Offeror written notice thereof, or by failing to give the appropriate Notice of Acceptance within the Acceptance Period, the Offeree shall thereby automatically be bound to purchase Offeror's entire interest in and to (i) the Collaboration Products as of the date of termination and (ii) the Percentage Interest of the net asset value of BioMarin/Genzyme LLC as of the date of termination for the same price (as adjusted for Percentage Interest, if necessary) and upon such terms and conditions as specified in the Notice of Offer. In such event, a closing shall be held within ninety (90) days of the earlier to occur of the expiration of the Acceptance Period and the date of receipt of the written rejection, whichever is the first to occur. In addition to any other remedies provided by this Agreement, in the event the Offeree rejects the offer contained in the Notice of Offer, but thereafter fails for any reason to timely close as provided herein above, the Offeree shall, by such failure to close, be deemed to have accepted the original offer contained in the Notice of Offer, and shall thereafter sell Offeree's entire interest in and to (i) the Collaboration Products as of the date of termination and (ii) the Percentage Interest of the net asset value of BioMarin/Genzyme LLC as of the date of termination to the Offeror pursuant to the terms of the Notice of Offer. For purposes of Sections 13.3.4 (a)-(c) above, the Party purchasing the other Party's interest in (i) the Collaboration Products and (ii) the Percentage Interest of the net asset value of BioMarin/Genzyme LLC shall be deemed to be the terminating Party and the other Party shall be deemed to be the non-terminating Party.

          13.3.5    Upon Bankruptcy.  In addition to the rights and duties set
                    ---------------
forth in Sections 13.4 and 13.5 below, BioMarin and Genzyme shall have the following rights and duties upon termination of this Agreement pursuant to
Section 13.2.5 above:

                    (a) the terminating Party shall obtain from the non-terminating Party the irrevocable right and license, with the right to grant sublicenses, under the non-terminating Party's Patent Rights, Technology and Manufacturing Know-How to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Field and in the Territory, and the non-terminating Party shall execute such documents and take all action as may be necessary or desirable to affect the foregoing; provided, that such license shall be for the same level of exclusivity as the rights granted with respect thereto under Section 3.1 hereof; provided further that any license granted hereunder shall be subject to the obligation of the terminating Party to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

                    (b) the non-terminating Party shall assign and transfer all of its interest in BioMarin/Genzyme LLC to the terminating Party, and the terminating Party may dissolve BioMarin/Genzyme LLC in its sole discretion; provided that in the event that BioMarin is the non-terminating Party, it shall also cause BioMarin Genetics to assign and transfer all of its interest in BioMarin/Genzyme LLC to Genzyme.

                    (c) all licenses granted to Article 3 shall be revoked and, if BioMarin/Genzyme LLC is dissolved, any applicable Regulatory Approvals (other than any Regulatory Approvals filed in the name of an entity other than BioMarin/Genzyme LLC pursuant to Section 5.3 hereof), "Orphan Drug" designations and clinical data owned or licensed by BioMarin/Genzyme LLC and any trademarks owned or licensed by BioMarin/Genzyme LLC (other than any trademarks registered in the name of an entity other than BioMarin/Genzyme LLC pursuant to Section
9.1.2 hereof) shall be assigned or licensed to the terminating Party and (iii) any Regulatory Approvals filed and any trademarks registered in the name of an entity other than BioMarin/Genzyme LLC shall be (A) exclusively licensed to BioMarin/Genzyme LLC, the terminating Party or any Third Party or Affiliate designated by such Party until such time as BioMarin/Genzyme LLC, the terminating Party or its designee is qualified to hold such Regulatory Approvals or trademarks under the applicable provisions of the Regulatory Scheme and (B) transferred or assigned to BioMarin/Genzyme LLC, the terminating Party or its designee, as appropriate, as soon as practicable thereafter;

                    (d) the terminating Party shall become obligated to pay to the non-terminating Party an amount equal to (i) one hundred percent (100%) of the Fair Value (as defined in Section 13.3.6 below) of the non-terminating Party's interest in the Collaboration Products as of the date of termination (or, in the event that BioMarin is the non-terminating Party, Genzyme shall pay the BioMarin Companies an amount equal to one hundred percent (100%) of the Fair Value of the BioMarin Companies' aggregate interest in the Collaboration Products as of the date of termination), plus (ii) the
                                                       ----
non-terminating Party's Percentage Interest of the net asset value of BioMarin/Genzyme

LLC as of the date of termination after deduction of net assets included in the Fair Value of Collaboration Products, plus (iii) interest thereon at the
                                          ----
Base Rate of interest declared from time to time by BankBoston, N.A. in Boston, Massachusetts from the date of termination to the date payment is made (the "Bankruptcy Buyout Amount"), payable on the terms and conditions and in
       ------------------------
accordance with the schedule of payments set forth in Section 13.3.1(d), mutatis mutandis; and

                    (e) if Genzyme has not paid all of the payments described in
Section 4.4 hereof on or before the date of termination, termination of this Agreement shall not relieve Genzyme of its obligations to pay any such unpaid amount at such time as it becomes due and payable in accordance with the schedule set forth in Section 4.4 hereof.

          13.3.6    Fair Value.  For purposes of this Section 13.3, the "Fair
                    ----------                                           ----
Value" of a Party's interest in the Collaboration Products shall be the amount an informed and willing buyer under no compulsion to buy would be willing to pay and an informed and willing seller under no compulsion to sell would be willing to accept for all right, title and interest in the Collaboration Products, determined as of the date of termination, which determination shall be made by the mutual agreement of BioMarin and Genzyme. In the event that BioMarin and Genzyme are unable to agree upon the Fair Value within one hundred and twenty (120) days of the date of termination the Fair Value shall be determined by an investment banking firm selected by mutual agreement of BioMarin and Genzyme, and the costs and expenses incurred in connection with the engagement of such investment banking firm shall be shared equally by BioMarin and Genzyme.

          13.3.7    Other.  In the event that a Party (the "Purchasing Party")
                    -----                                   ----------------
purchases the other Party's (or in the case of BioMarin, the BioMarin Companies', in each case the "Selling Party") entire interest in and to (i) the
                              -------------
Collaboration Products and (ii) the Percentage Interest of the net asset value of BioMarin/Genzyme LLC pursuant to this Section 13.3, the Purchasing Party shall be deemed to assume all of the liabilities inuring to the Selling Party's Percentage Interest being acquired. At closing, the Parties shall execute any and all documents necessary to effectuate such transfer, including an assignment of all of the Selling Party's Percentage Interest and mutual releases which shall have the effect of releasing each Party from all claims or liabilities pertaining to BioMarin/Genzyme LLC (except for any liabilities specifically included in the terms of such sale).

     13.4 Survival of Rights and Duties.  No termination of this Agreement shall
          -----------------------------
eliminate any rights or duties of the Parties accrued prior to such termination. The provisions of Article 1, Sections 3.3, 4.3, 4.5, 9.1.1, 9.3, 9.5, Article 10, Section 11.5, Article 12, Sections 13.3, 13.4, 14.1, 14.3, 14.4, 14.8, 14.9,
14.10 and 14.11 and the first sentence of Section 7.4 and the last sentences of Sections 2.2, 7.3 and 9.1.3 hereof shall survive any termination of this Agreement.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     14.1 Cooperation.  If either BioMarin or Genzyme (the "Assuming Party")
          -----------                                       --------------
shall assume the Program rights from the other Party (the "Responsible Party")
                                                           -----------------
in accordance with the provisions of Article 13 hereof, the Responsible Party shall promptly provide to the Assuming Party (or any Third Party or Affiliate designated by the Assuming Party) all Technology, Manufacturing Know-How and access to regulatory filings filed hereunder reasonably necessary to allow the Assuming Party to perform the duties assumed and otherwise exercise the rights and licenses granted hereunder. The Responsible Party shall further use its best efforts to provide reasonable assistance required by the Assuming Party with respect to such transfer so as to permit the Assuming Party to begin to perform such duties as soon as possible to minimize any disruption in the continuity of supply or marketing of Collaboration Products. If the Responsible Party is the Manufacturing Party for a Collaboration Product, the Responsible Party shall, at the option of the Assuming Party, supply such Collaboration Product until the earlier of (i) twenty-four (24) months from the effective date of termination and (ii) ninety (90) days after the Assuming Party delivers notice to the Responsible Party that the Assuming Party is able to manufacture such Collaboration Product, in each case subject to customary and commercially reasonable terms and conditions (but at a price not to exceed one hundred twenty percent (120%) of the Fully Allocated Cost of Goods for such Collaboration Product. In addition, if upon the date this Agreement is terminated Collaboration Products are being manufactured in facilities owned or leased by the Responsible Party (including facilities subleased by BioMarin/Genzyme LLC from the Responsible Party), the Responsible Party agrees to lease such facilities to the Assuming Party on commercially reasonable terms for a period of up to twenty-four (24) months at the option of the Assuming Party.

     14.2 Exchange Controls.  All payments due hereunder shall be paid in United
          -----------------
States dollars. If at any time legal restrictions prevent the prompt remittance of part or all payments with respect to any country in which Collaboration Products are sold, payment shall be made through such lawful means or methods as the Parties may determine in good faith.

     14.3 Withholding Taxes.  If applicable laws or regulations require that
          -----------------
taxes be withheld from payments made hereunder, the Party paying such taxes will
(a) deduct such taxes, (b) timely pay such taxes to the proper authority and (c) send written evidence of payment to the Party from whom such taxes were withheld within sixty (60) days after payment. Each Party will assist the other Party or Parties in claiming tax refunds, deductions or credits at such other Party's request and will cooperate to minimize the withholding tax, if available, under various treaties applicable to any payment made hereunder.

     14.4 Interest on Late Payments.  Any payments to be made hereunder that are
          -------------------------
not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at the Base Rate of interest declared from time to time by BankBoston, N.A. in Boston, Massachusetts, calculated on the number of days payment is delinquent.

     14.5 Force Majeure.  Neither Party shall be held liable or responsible to
          -------------
the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including without limitation fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use commercially reasonable and diligent efforts to avoid or remove such causes of non-performance, and shall continue performance hereunder with reasonable dispatch wherever such causes are removed. Each Party shall provide the other Parties with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform in good faith.

     14.6 Assignment.  This Agreement may not be assigned or otherwise
          ----------
transferred by any Party without the consent of the other Parties; provided, however, that either BioMarin or Genzyme may, without such consent, assign its rights and obligations under this Agreement (a) in connection with a corporate reorganization, to any member of an affiliated group, all or substantially all of the equity interest of which is owned and controlled by such Party or its direct or indirect parent corporation or (b) in connection with a merger, consolidation or sale of substantially all of such Party's assets to an unrelated Third Party; provided, however, that such Party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including without limitation those business assets that are the subject of this Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement; accordingly, all references herein to the assigning Party shall be deemed references to the assignee to whom the Agreement is so assigned. Any purported assignment in violation of this Section 14.6 shall be void.

     14.7 Severability.  Each Party hereby agrees that it does not intend to
          ------------
violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions. In the event a Party seeks to avoid a material provision of this Agreement upon an assertion that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement upon sixty (60) days prior written notice to the asserting Party, unless such assertion is eliminated and cured within such sixty
(60) day period. Such a termination shall be deemed a termination by such Party for breach pursuant to Section 13.2.1.

     14.8 Notices.  Any consent, notice or report required or permitted to be
          -------
given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier), by a next business day delivery service of a nationally recognized overnight courier service or by courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor in accordance with this Section 14.8 and shall be effective upon receipt by the addressee.

If to BioMarin:               BioMarin Pharmaceutical Inc.
or BioMarin Genetics          11 Pimentel Court
                              Novato, California  94949
                              Attention:  President
                              Facsimile:  (415) 382-7889

with a copy to:               Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Road
                              Palo Alto, California  94304-1050
                              Attention:  Frank Currie
                              Facsimile:  (650) 493-6811

If to Genzyme:                Genzyme Corporation
                              One Kendall Square
                              Cambridge, Massachusetts  02139
                              Attention:  President
                              Facsimile:  (617) 374-7423

with a copy to:               Genzyme Corporation
                              One Kendall Square
                              Cambridge, Massachusetts  02139
                              Attention:  Chief Legal Officer
                              Facsimile:  (617) 252-7553

If to BioMarin/Genzyme        BioMarin/Genzyme LLC
LLC (if such notice is sent   c/o Genzyme Corporation
by BioMarin):                 One Kendall Square
                              Cambridge, Massachusetts  02139
                              Attention:  President
                              Facsimile:  (617) 374-7423

with a copy to:               Genzyme Corporation
                              One Kendall Square
                              Cambridge, Massachusetts  02139
                              Attention:  Chief Legal Officer
                              Facsimile:  (617) 252-7553

If to BioMarin/Genzyme        BioMarin/Genzyme LLC
LLC (if such notice is sent   c/o BioMarin Pharmaceutical Inc.
by Genzyme):                  11 Pimentel Court
                              Novato, California  94949
                              Attention:  President
                              Facsimile:  (415) 382-7889

with a copy to:               Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Road
                              Palo Alto, California  94304-1050
                              Attention:  Frank Currie
                              Facsimile:  (650) 493-6811

     14.9   Applicable Law.  This Agreement shall be governed by and construed
            --------------
in accordance with the laws of the Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction.

     14.10  Arbitrate.  Any disputes arising between the Parties relating to,
            ---------
arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement (a "Dispute"),
                                                                     -------
which has not resolved in accordance with the provisions of Section 8.3 hereof, shall be finally resolved by binding arbitration as herein provided.

            14.10.1  General.  Except as otherwise provided in this Section
                     -------
14.10, any arbitration hereunder shall be conducted under the commercial rules of the American Arbitration Association. Each such arbitration shall be conducted in the English language by a single arbitrator appointed in accordance with such rules, provided that if either Party requests the arbitration shall be conducted by a panel of three (3) arbitrators (the "Arbitration Panel"). In the
                                                    -----------------
case of three (3) arbitrators, each of BioMarin and Genzyme shall appoint one
(1) arbitrator to the Arbitration Panel and the third arbitrator shall be appointed by the two (2) arbitrators appointed by BioMarin and Genzyme. The Arbitration Panel shall be convened upon delivery of the Notice of Arbitration (as herein defined). Any such arbitration shall be held in Chicago, Illinois. The Arbitration Panel shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as it shall determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

            14.10.2  Procedure.
                     ---------

                   (a) Whenever a Party (the "Claimant") shall decide to
                                              --------
institute arbitration proceedings, it shall give written notice to that effect (the "Notice of Arbitration") to the other Party (the "Respondent"). The Notice
      ---------------------                            ----------
of Arbitration shall set forth in detail the nature of the Dispute, the facts upon which the Claimant relies and the issues to be arbitrated (collectively, the "Arbitration Issues"). Within fifteen (15) days of its receipt of the Notice
     -------------------
of Arbitration, the Respondent shall send the Claimant and the Arbitration Panel a written Response (the "Response"). The Response shall set forth in detail the
                         --------
facts upon which the Respondent relies.  In addition, the Response shall

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

contain all counterclaims which the Respondent may have against the Claimant which are within the Arbitration Issues, whether or not such claims have previously been identified. If the Response sets forth a counterclaim, the Claimant may, within fifteen (15) days of the receipt of the Response, deliver to the Respondent and the Arbitration Panel a rejoinder answering such counterclaim.

                   (b) Within fifteen (15) days after the later of (i) the expiration of the period provided in Section 14.10.2(a) above for the Claimant to deliver a rejoinder or (ii) the completion of any discovery proceedings authorized by the Arbitration Panel: (A) the Claimant shall send to the Arbitration Panel a proposed resolution of the Arbitration Issues and a proposed resolution of any counterclaims set forth in the Response, including without limitation the amount of monetary damages, if any, or other relief sought (the "Claimant's Proposal"); and (B) the Respondent shall send to the Arbitration
 -------------------
Panel a proposed resolution of the Arbitration Issues, a proposed resolution of any counterclaims set forth in the Response and a proposed resolution of any rejoinder submitted by the Claimant, including without limitation the amount of monetary damages, if any, or other relief sought (the "Respondent's Proposal").
                                                       ---------------------
Once both the Claimant's Proposal and the Respondent's Proposal have been submitted, the Arbitration Panel shall deliver to each Party a copy of the other Party's proposal.

                   (c) The Arbitration Panel shall issue an opinion with respect to any Dispute, which opinion shall explicitly accept either the Claimant's Proposal or the Respondent's Proposal in its entirety (the "Final Decision").
                                                            --------------
The Arbitration Panel shall not have the authority to reach a Final Decision that provides remedies or requires payments other than those set forth in the Claimant's Proposal or the Respondent's Proposal. The concurrence of two (2) arbitrators shall be sufficient for the entry of a Final Decision. The arbitrators shall issue a Final Decision within one (1) month from the later of
(i) the last day for submission of proposals under Section 14.10.2(b) above or
(ii) the date of the final hearing on any Dispute held by the Arbitration Panel. A Final Decision shall be binding on both Parties.

     14.11  Injunctive Relief.  The Parties hereby acknowledge that a breach of
            -----------------
their respective obligations under Article 10 hereof may cause irreparable harm and that the remedy or remedies at law for any such breach may be inadequate. The Parties hereby agree that, in the event of any such breach, in addition to all other available remedies hereunder, the non-breaching Party or Parties shall have the right to seek equitable relief to enforce Article 10 hereof.

     14.12  Entire Agreement.  This Agreement, the Purchase Agreement and the
            ----------------
Operating Agreement contain the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement, including, but not limited to the Confidential Disclosure Agreement and modifications thereof dated February 23, 1998, June 25, 1998 and June 29, 1998. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto. Each of the Parties hereby acknowledges that this Agreement, the Purchase Agreement and the Operating Agreement are both the result of mutual negotiation and therefore any ambiguity in their respective terms shall not be construed against the drafting Party.

     14.13  Headings.  The captions to the several Articles and Sections
            --------
hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

     14.14  Independent Contractors.  It is expressly agreed that BioMarin and
            -----------------------
Genzyme shall be independent contractors and that, except as Members of BioMarin/Genzyme LLC, the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither BioMarin nor Genzyme shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

     14.15  Waiver.  Except as expressly provided herein, the waiver by either
            ------
Party hereto of any right hereunder or of any failure to perform or any breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other failure to perform or breach by said other Party, whether of a similar nature or otherwise, nor shall any singular or partial exercise of such right preclude any further exercise thereof or the exercise of any other such right.

     14.16  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                         GENZYME CORPORATION

                         By: /s/ G. Jan van Heek
                             -------------------

                         Title: Executive Vice President
                               -------------------------

                         Date: September 4, 1998
                              ------------------

                         BIOMARIN PHARMACEUTICAL, INC.

                         By: /s/ Grant W. Denison, Jr.
                             -------------------------

                         Title: Chief Executive Officer
                               ------------------------

                         Date: September 4, 1998
                               -----------------

                         BIOMARIN/GENZYME LLC

                         By:  BIOMARIN PHARMACEUTICAL, INC.

                         By: /s/ Grant W. Denison, Jr.
                             -------------------------

                         Title: Chief Executive Officer
                               ------------------------

                         Date: September 4, 1998
                               -----------------

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